Exhibit 4.1

Execution Version

NGL ENERGY PARTNERS LP

$250,000,000

6.65% Senior Secured Notes due June 19, 2022

AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

Dated March 31, 2017 with an effective date as of December 31, 2016

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 4.7(b)	—	Guarantors

SCHEDULE 4.7(h)	—	Deposit Accounts

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Equity Interests

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 5.20	—	UCC Financing Statements

SCHEDULE 9.12	—	Risk Management Policy

SCHEDULE 9.15	—	Exempted Joint Ventures

SCHEDULE 9.17	—	Mortgaged Properties

SCHEDULE 9.23	—	Post-Closing Deliverables

SCHEDULE 10.1	—	Existing Affiliate Transactions

SCHEDULE 10.5	—	Existing Liens

SCHEDULE 10.7	—	Existing Indebtedness

SCHEDULE 10.9	—	Existing Investments

EXHIBIT 1	—	Form of 6.65% Senior Secured Note due June 19, 2022

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Note Parties

EXHIBIT 4.4(b)	—	Form of Opinion of Local Counsel for certain Note Parties

EXHIBIT 5.20(a)	—	Form of Patent Security Agreement

EXHIBIT 5.20(b)	—	Form of Trademark Security Agreement

EXHIBIT 5.20(c)	—	Form of Copyright Security Agreement

EXHIBIT B-1	—	Form of Compliance Certificate

EXHIBIT B-2	—	Form of Guaranty Agreement

EXHIBIT B-3	—	Form of Intercreditor Agreement

EXHIBIT B-4	—	Form of Joinder Agreement

EXHIBIT B-5	—	Form of Mortgage

EXHIBIT B-6	—	Form of Security Agreement

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NGL ENERGY PARTNERS LP
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma  74136

6.65% Senior Secured Notes due June 19, 2022

March 31, 2017

TO EACH OF THE HOLDERS LISTED ON

THE SIGNATURE PAGES HERETO:

Ladies and Gentlemen:

NGL Energy Partners LP, a Delaware limited partnership (the “Company”), agrees with each of the holders of Notes as follows:

SECTION 1.                         AUTHORIZATION OF NOTES; AMENDMENT AND RESTATEMENT.

The Company has authorized the issue and sale of, and on June 19, 2012 issued and sold, $250,000,000 aggregate principal amount of its 6.65% Senior Secured Notes due June 19, 2022 (as amended and restated effective as of the Restatement Effective Date, and as otherwise amended, restated supplemented or otherwise modified from time to time, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13) pursuant to a Note Purchase Agreement dated as of June 19, 2012 (such Note Purchase Agreement, as heretofore amended, supplemented or otherwise modified and as in effect immediately prior to the execution and delivery of this Agreement, the “Existing Note Agreement”), among the Company and the Purchasers.  After the Restatement, the Notes will be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

The Company and the holders of Notes desire to amend and restate the Existing Note Agreement and, accordingly, the Company and each holder of Notes agree that the Existing Note Agreement is hereby amended and restated in its entirety to read as provided in this Agreement.

SECTION 2.                         SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of the Existing Note Agreement, the Company issued and sold to each Purchaser, and each Purchaser purchased from the Company, the Notes in the principal amount specified opposite such Purchaser’s name in Schedule A attached to the Existing Note Agreement at the purchase price of 100% of the principal amount thereof.  As of the date of this Agreement, each holder of a Note holds such Note in the principal amount specified opposite such holder’s name on Schedule A attached hereto.  The holders’ obligations under this Agreement are several and not joint obligations and no holder has any liability to any Person for the performance or non-performance of any obligation by any other holder hereunder.

SECTION 3.                         RESTATEMENT.

The sale and purchase of the Notes occurred at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, at 10:00 a.m., Central time, at a closing (the “Original Closing”) on June 19, 2012 (the “Original Closing Date”).  The amendment and restatement (the “Restatement”) of the Existing Note Agreement shall become effective as of December 31, 2016 (the “Restatement Effective Date”), subject to the fulfillment to each holder’s satisfaction of all conditions specified in Section 4.

SECTION 4.                         CONDITIONS TO RESTATEMENT.

The effectiveness of this Agreement is subject to the fulfillment to each holder’s satisfaction of the following conditions:

Section 4.1.           Representations and Warranties.  The representations and warranties of the Note Parties in this Agreement and the other Note Documents shall be correct when made.

Section 4.2.           Performance; No Default; No Material Adverse Effect.  Each Note Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Note Documents required to be performed or complied with by it prior to or on the date hereof.  After giving effect to the Restatement, no Default or Event of Default shall have occurred and be continuing.  Since the most recently delivered Annual Audited Financial Statement by the Company pursuant to Section 7.1(b) of the Existing Note Agreement, there shall have been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 4.3.           Officer’s Certificates.

(a)           Officer’s Certificate.  Each Note Party shall have delivered to such holder an Officer’s Certificate, dated the date hereof, certifying that the conditions specified in Sections 4.1, 4.2, 4.6 and 4.7(k) have been fulfilled.

(b)           Secretary’s Certificate.  Each Note Party shall have delivered to such holder a certificate of its Secretary or Assistant Secretary, and one additional officer of such Note Party, dated the date hereof, certifying as to (i) the resolutions attached thereto and other corporate (or similar) proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Note Documents executed by such Note Party, (ii) such Note Party’s Organizational Documents as then in effect and (iii) the names, titles and true signatures of the officers of such Note Party who are authorized and will be signing the Note Documents to which such Note Party is a party and any other documents to be delivered by such Note Party hereunder or in connection herewith.

Section 4.4.           Opinions of Counsel.  Such holder shall have received opinions in form and substance satisfactory to such holder, dated the date hereof (a) from Winston & Strawn LLP,

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counsel for the Note Parties, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such holder or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the holders), (b)(i) from in-house counsel to the Company,  (ii) from Norton Rose Fulbright, special Alberta counsel for certain Note Parties, (iii) from Davis & Cannon, LLP, special Wyoming counsel for certain Note Parties, and (iv) from Parr Brown Gee & Loveless, special Utah counsel for certain Note Parties, in each case covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such holder or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the holders), and (c) from Baker Botts L.L.P., the holders’ special counsel in connection with such transactions, covering such matters incident to such transactions as such holder may reasonably request.

Section 4.5.           Payment of Fees.

(a)           Without limiting the provisions of Section 15.1, the Company shall have paid the fees, charges and disbursements of the holders’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date hereof.

(b)           Without limiting the provisions of Section 15.1, the Company shall have paid to each holder a fee in an amount equal to 0.20% of the aggregate principal amount of Notes held by such holder on the date hereof.

Section 4.6.           Changes in Corporate Structure.  None of the Note Parties shall have changed its jurisdiction of incorporation or organization, as applicable, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.7.           Certain Documents.  Such holder shall have received the following:

(a)           The Note(s) held by such holder as of the Restatement, amended and restated to contemplate the amendment and restatement of the Existing Note Agreement as evidenced by this Agreement, which shall be in form and substance reasonably satisfactory to such holder.

(b)           The Guaranty Agreement executed by each Guarantor listed on Schedule 4.7(b), which shall be in form and substance reasonably satisfactory to such holder.

(c)           The Risk Management Policy, including positions and other limits, in the form of Schedule 9.12.

(d)           Certificates from the Secretary of State or other appropriate public official as to the continued existence and good standing (or its equivalent) of each Note Party in its applicable jurisdiction of formation, dated within thirty (30) days of the date hereof.

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(e)           Evidence of all such actions as such holder shall reasonably require to perfect the Liens created pursuant to the Security Documents, including (i) the delivery to the Collateral Agent of all property with respect to which possession is necessary or desirable for the purpose of perfecting such Liens, (ii) with respect to collateral covered by the Security Documents, the filing of appropriately completed and duly authorized Uniform Commercial Code financing statements and the PPSA financing statements, (iii) with respect to all collateral constituting certificated equity interests in any Note Party or any of their Subsidiaries, delivery to the Collateral Agent of original stock certificates and stock transfer powers with regard to all of the applicable equity interests, and (iv) with respect to all collateral consisting of Intellectual Property, delivery to the Collateral Agent of appropriate documents to be filed in the U.S. Patent and Trademark Office and the United States Copyright Office, as applicable.

(f)            Evidence reasonably satisfactory to such holder that the Liens created by the Security Documents constitute perfected first priority Liens (except for any Liens expressly permitted in the Note Documents), including satisfactory Uniform Commercial Code or other applicable search reports.

(g)           Certificates of insurance satisfactory to such holder in all respects evidencing the existence of all insurance required to be maintained by the Note Parties and all other terms of the Note Documents, together with loss payable endorsements in favor of the Collateral Agent and additional insured endorsements in favor of the Collateral Agent and the holders of Notes.

(h)           Evidence that the applicable Note Parties, the Collateral Agent and the applicable financial institutions listed in Schedule 4.7(h) shall have entered into the Control Agreements with respect to each deposit account listed on such schedule (other than the Excluded Deposit Accounts listed on Schedule 4.7(h)).

(i)            Evidence that the Credit Agreement is in full force and effect, together with a fully executed copy thereof and of each other Loan Document (as defined in the Credit Agreement) requested by such holder, which shall be in form and substance satisfactory to such holder.

(j)            A certificate of a responsible officer of the Note Parties certifying on behalf of the Note Parties as to the solvency of the Note Parties and their Subsidiaries (taken as a whole), as of the Restatement Effective Date and the date hereof, after giving effect to the Restatement, in form and substance satisfactory to such holder.

(k)           A certificate of the Chief Financial Officer of the Company confirming that the Note Parties are in compliance with the financial covenants set forth in Section 10.6 after giving effect to the Restatement, including supporting calculations.

(l)            Each Annual Audited Financial Statement and Quarterly Unaudited Financial Statement, together with each Compliance Certificate, that was required to be delivered prior to the date hereof pursuant to Section 7.1 and Section 7.2 of the Existing Note Agreement.

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(m)          The “management case” projected financial data of the Note Parties for the Restatement Effective Date through March 31, 2021, on a consolidated basis, together with one or more schedules demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Note Parties in formulating such projections.

Section 4.8.           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such holder and its special counsel, and such holder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such holder or such special counsel may reasonably request.

SECTION 5.                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each holder that:

Section 5.1.           Organization; Power and Authority.  The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.           Authorization, Etc.  This Agreement, the Notes and the other Note Documents to which the Company is a party have been duly authorized by all necessary organizational action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Note Document to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each Note Document to which a Guarantor is a party has been duly authorized by all necessary organizational action on the part of such Guarantor, and each such Note Document, upon execution and delivery thereof will constitute, a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 5.3.           Disclosure.  This Agreement, the other Note Documents and the documents, certificates or other writings delivered to the holders by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the other Note Documents and such documents, certificates or other writings and such financial statements delivered to each holder prior to the date hereof being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to financial estimates, projected financial information present in the “management case” financial data delivered pursuant to Section 4.7(m) and other forward-looking information, it is understood that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time of preparation and furthermore that (i) such financial statements, projected financial information and forward-looking statements are not to be viewed as facts, that actual results during the period or periods covered thereby may differ from the projected results (and that such differences may be material) and (ii) no representation or warranty is made with respect to information of a general economic or industry-specific nature.  Since the most recently delivered Annual Audited Financial Statements pursuant to Section 7.1(b) of the Existing Note Agreement, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary  except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.           Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, its organizational identification number and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of each Person (other than Subsidiaries) in which the Company, directly or indirectly, owns an ownership interest, and (iii) of the Company’s directors and senior officers.

(b)           All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and except for the Lien created by the Security Documents).

(c)           Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and

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proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

(d)           No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement and the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.           Financial Statements; Material Liabilities.  The Company has delivered to each holder copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).   The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.           Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents to which it is a party, and the execution, delivery and performance by each Guarantor of the Note Documents to which it is a party, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (except as contemplated by the Security Documents) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Organizational Document, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.           Governmental Authorizations, Etc.  Except for filings to perfect or to continue the perfection of the Liens created by the Security Documents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or any other Note Document to which it is a party or by any Guarantor of any Note Document to which it is a party.

Section 5.8.           Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company

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or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)           Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate for all matters addressed by clauses (i) - (iii) above, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.           Taxes.  The Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of material U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended March 31, 2011.

Section 5.10.        Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or otherwise in accordance with this Agreement), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.        Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)           To the knowledge of the Company, the conduct of the respective businesses (including the products and services)of the Company or any of its Subsidiaries as currently conducted does not, in any material respect, infringe, misappropriate or otherwise violate any

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patent, copyright, service mark, trademark or other Intellectual Property right owned by any other Person.

(c)           To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.        Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law applicable to employee benefit plans or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)           The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)           The execution and delivery of this Agreement will not, and the issuance and sale of the Notes under the Existing Note Agreement did not, involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company (i) to each Purchaser in the first sentence of Section 5.12(e) of the Existing Note Agreement was, and (ii) to such holder in the first sentence of this Section 5.12(e) is, in each case made in reliance

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upon and subject to the accuracy of each Purchaser’s or such holder’s, respectively, representation in Section 6.2 of the Existing Note Agreement or Section 6.2 of this Agreement, as applicable, as to the sources of the funds used to pay the purchase price of the Notes.

Section 5.13.        Private Offering by the Company.  Neither the Company nor anyone acting on its behalf offered the Notes under the Existing Note Agreement or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the holders and not more than 15 other Institutional Investors, each of which was offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.        Use of Proceeds; Margin Regulations.  The Company applied the proceeds of the sale of the Notes for general corporate purposes, including business combinations and repayment of Indebtedness permitted pursuant to the Existing Note Agreement.  No part of the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.        Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and guaranty thereof, if any).  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any material Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c)           Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to,

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its Organizational Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.

Section 5.16.        Foreign Assets Control Regulations, Etc.  (a)  Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b)           No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)           To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17.        Status under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.        Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other

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assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither the Company nor any Subsidiary has knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)           Neither the Company nor any Subsidiary has stored any Hazardous Substances on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Substances in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)           All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.        [Reserved].

Section 5.20.        Security Interests.  Each of the Security Documents creates in favor of the Collateral Agent, for the benefit of the holders of Notes and the other Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby.  The previous (a) filing of the Uniform Commercial Code and PPSA financing statements described in Schedule 5.20 and, to the extent governed by United States federal law, as applicable, and (b) recording of a patent security agreement in the form of Exhibit 5.20(a) hereto, a trademark security agreement in the form of Exhibit 5.20(b) hereto and a copyright security agreement in the form of Exhibit 5.20(c) hereto (the “Intellectual Property Security Agreements”), in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, in each case perfected the security interests as first priority security interests (subject, as to priority, only to Liens permitted under Section 10.5 that, as a matter of law, would be prior to the Liens of the Collateral Agent) in and Liens on the Collateral granted thereby that may be perfected by such aforementioned filings or recordings, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and (ii) the recording of the Intellectual Property Security Agreements in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired Patent, Trademark and Copyright applications and registrations acquired after the date hereof.

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Section 5.21.        Solvency.

(a)           The value of the assets of the Note Parties taken as a whole, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Note Parties taken as a whole, as they are expected to become absolute and mature.

(b)           The assets of the Note Parties taken as a whole, do not constitute unreasonably small capital for of the Note Parties taken as a whole to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Note Parties, taking into account (i) the nature of the business conducted by the Note Parties, (ii) the particular capital requirements of the business conducted by the Note Parties, (iii) the anticipated nature of the business to be conducted by the Note Parties in the future, and (iv) the projected capital requirements and capital availability of such current and anticipated business.

(c)           The Note Parties taken as a whole do not intend to incur debts beyond their ability to pay such debts as they mature.  The cash flow of the Note Parties taken as a whole, after taking into account all anticipated uses of the cash of the Note Parties taken as a whole, should at all times be sufficient to pay all such amounts on or in respect of debt of the Note Parties when such amounts are anticipated to be required to be paid.

SECTION 6.                         REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.           Purchase for Investment.  Each Purchaser that purchases any Note after the Restatement severally represents that it is purchasing such Note for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.           Source of Funds.  Each Purchaser that purchases any Note after the Restatement severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the

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total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

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(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.                         INFORMATION AS TO COMPANY.

Section 7.1.           Financial and Business Information.  The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)           Quarterly Statements — within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, Quarterly Unaudited Financial Statements;

(b)           Annual Statements — not later than the earlier to occur of (i) the 15th day after the Form 10-K Annual Report of the Company is filed with the SEC with respect to the end of each fiscal year of the Company and (ii) the 100th day after the end of each fiscal year of the Company, Annual Audited Financial Statements;

(c)           Management Letters — as soon as available and in any event within 10 Business Days after the date of issuance thereof (if any such management letter is ever issued), any management letter prepared by the independent public accountants who reported on the financial statements provided for in Section 7.1(b) above, with respect to the internal audit and financial controls of the Company and its Subsidiaries;

(d)           Annual Budget — on or prior to April 30 of each fiscal year of the Company, a management-prepared budget of the Company and its Subsidiaries for such fiscal year (which budget shall be limited to a Capital Expenditure line and an income statement presenting profitability to the EBITDA line and shall not include a balance sheet or cash flow statement);

(e)           Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of the Company or any of its Subsidiaries becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)            Litigation, Material Adverse Effect, etc. — promptly, and in any event within five Business Days after any Responsible Officer of the Company or any of its Subsidiaries acquires knowledge of the occurrence of, or if the Company or any of its Subsidiaries causes or intends to cause, as the case may be, any of the following:

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(i)            the institution of any lawsuit, administrative proceeding or investigation affecting the Company or any of its Subsidiaries, including any examination or audit by the IRS, the adverse determination under which could reasonably be expected to cause a Material Adverse Effect;

(ii)           any development or change in the business or affairs of the Company or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the Company or any of its Subsidiaries, a Material Adverse Effect;

(iii)          the occurrence of a default or event of default by the Company or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; and

(iv)          any written notice of any violation by, or investigation of the Company or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have, in the reasonable judgment of any Responsible Officer of the Company or any of its Subsidiaries, a Material Adverse Effect.

(g)           Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any Note Party to perform its obligations hereunder, under any Note Document and under the Notes as from time to time may be reasonably requested by any such holder of a Note;

(h)           Borrowing Base Certificate — a Borrowing Base Certificate and Product Position Report, each in form and substance reasonably acceptable to the Required Holders (i)(x) in the case of a Borrowing Base Certificate, within 15 Business Days of the end of each month certifying the Borrowing Base (as of the applicable Borrowing Base Reference Time) and (y) in the case of a Product Position Report, within 15 Business Days of the end of each month, (ii) at such other times as the Credit Parties shall elect, and (iii) following the occurrence of an Event of Default, at such other times as the Required Holders may request for the period covered thereby, in each case together with supporting documentation; and

(i)            Secured Qualified Hedging Obligations — promptly, and in any event within five Business Days after a Responsible Officer of the Company becomes aware of the occurrence of any ECP Collateral Shortfall under Section 2.5(f) of the Credit Agreement (as in effect on February 14, 2017) or that the Administrative Agent or any other Person has given any notice or taken any action with respect to a claimed Collateral insufficiency thereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto, in each case together with supporting documentation.

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Section 7.2.           Compliance Certificate.  Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Financial Officer of the Company:

(a)           Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(f)(5), 10.5(o), 10.6, 10.7(b), 10.7(f), 10.7(h), 10.7(i), 10.7(j), 10.7(m), 10.9(c), 10.9(f), 10.9(g), 10.9(h), 10.9(i), 10.9(k) and 10.12(a) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), and stating that no Test One Failure or Test Two Failure has occurred or, if a Test One Failure or Test Two Failure has occurred, specifying the nature and period of existence thereof and whether a Reset Event has occurred or will occur upon delivery of such statements and certification;

(b)           Event of Default — certifying that such Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

(c)           Subsidiaries — identifying each Subsidiary of the Company that is otherwise required by the provisions of Section 9.15 to become a Guarantor but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor;

(d)           Guarantors — certifying that each Guarantor is and was a Subsidiary of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate.

Section 7.3.           Visitation.  The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

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(b)           Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries so long as the Company is afforded the opportunity to have a representative present), all at such times and as often as may be requested.

SECTION 8.                         PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.           Required Prepayments.  On December 19, 2017 and on each June 19 and December 19 thereafter to and including December 19, 2021 (subject to Section 22.2) the Company will prepay $25,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at 100% of the principal amount so prepaid and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, Section 8.3 or Section 8.4, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

Section 8.2.           Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 (or any integral multiple of $100,000 in excess thereof) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.           Offer to Prepay Notes in the Event of a Change of Control.

(a)           Notice of Change of Control.  The Company will, within five Business Days after any Responsible Officer of the Company or any of its Subsidiaries has knowledge of the occurrence of any Change of Control or, in the case of any Change of Control the consummation or finalization of which would involve any action of the Company, at least 20 days prior to such Change of Control, give written notice of such Change of Control to each

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holder of Notes.  If a Change of Control has occurred, such notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.3(b) and shall be accompanied by the certificate described in Section 8.3(e).  The Company shall, on or before the day on which it gives such written notice of such impending Change of Control, give telephonic notice thereof to each holder of Notes which shall have designated a recipient of such notices in Schedule A or by notice in writing to the Company.

(b)           Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.3(a) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Change of Control Prepayment Date”).  Such Proposed Change of Control Prepayment Date shall be not less than 10 days and not more than 30 days after the date of such offer (if the Proposed Change of Control Prepayment Date shall not be specified in such offer, the Proposed Change of Control Prepayment Date shall be the 20th day after the date of such offer).

(c)           Acceptance; Rejection.  The Company shall, on or before the seventh day prior to the Proposed Change of Control Prepayment Date, give telephonic re-notification and confirmation thereof to each holder which shall have designated a recipient of such notices in either Schedule A or by notice in writing to the Company.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company on or before the second day prior to the Proposed Change of Control Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 on or before such date shall be deemed to constitute an acceptance of such offer by such holder.  Two Business Days prior to the Proposed Change of Control Prepayment Date, the Company shall deliver to each holder of Notes a certificate of a Financial Officer of the Company specifying the calculation of the Make-Whole Amount as of the Proposed Change of Control Prepayment Date.

(d)           Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at (i) 100% of the principal amount of the Notes, plus (ii) interest accrued to the actual date of such prepayment, plus (iii) the Make-Whole Amount.  The prepayment shall be made on the Proposed Change of Control Prepayment Date.

(e)           Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Change of Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Change of Control Prepayment Date; (v) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the Proposed Change of Control Prepayment Date); (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change of Control.

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Section 8.4.           Required Prepayments in the Event of Certain Dispositions or Incurrence of Prohibited Indebtedness.  In the event that either (a) any Note Party makes a prepayment in respect of any Credit Agreement Obligations due to a Disposition that occurs while an Event of Default exists or from proceeds of a Disposition held by the Collateral Agent in a Controlled Account while a Default or an Event of Default exists or would result from such Disposition, or (b) any Note Party incurs any Indebtedness (other than Permitted Indebtedness), the Company shall prepay the principal amount of the Notes equal to the Ratable Portion of the Net Proceeds of such Disposition or received by such Note Party as the result of such incurrence of Indebtedness, as the case may be, at 100% of the principal amount prepaid together with accrued interest thereon to the date of prepayment and the Make-Whole Amount, if any, with respect thereto.  Each prepayment under clause (a) above shall be made at the time of such prepayment of the Credit Agreement Obligations.  Each prepayment under clause (b) above shall be made not later than five Business Days following the incurrence of the Indebtedness described in clause (b).  The provisions of this Section 8.4 shall not be deemed to be implied consent to any Disposition or incurrence of Indebtedness otherwise prohibited by the terms and conditions of this Agreement.

Section 8.5.           Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.1, Section 8.2 or Section 8.4, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.6.           Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.7.           Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.8.           Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, Section 8.3 or Section 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by (i) discounting to present value all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.  `

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

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“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.6 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.3 or Section 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9.           Additional Interest.  With respect to all Notes:

(a)           upon the occurrence of a Trigger Event, (i) (A) solely with respect to a Test One Failure, the interest rate with respect to the Notes shall be immediately and automatically increased by 0.50% per annum for the remaining life of the Notes (subject to the provisions of Section 8.9(b)), and (B) with respect to a Test Two Failure, the interest rate with respect to the Notes shall be immediately and automatically increased by an additional 0.50% per annum (which such increase will be in addition to the then existing increase specified in clause (A) of this Section 8.9(a)(i) for an aggregate increase in the interest rate with respect to the Notes of 1.00% per annum) for the remaining life of the Notes (subject to the provisions of Section 8.9(b)) and (ii) the Company shall, on the next date on which interest payments are due to be made under the terms of the Notes (each such date, an “Interest Payment Date”) following any such Trigger Event, pay to each holder of such Notes a one-time payment for such Trigger Event in an amount equal to the product of (x)(I) if such Trigger Event resulted solely as a result of a Test One Failure, 0.50%, (II) if such Trigger Event resulted solely as a result of a Test Two Failure, 0.50% (i.e., a Test One Failure had occurred in a prior period and no Reset Event had occurred for such Test One Failure) and (III) if such Trigger Event exists as a result of both a Test One Failure and a Test Two Failure, 1.00%, (y) the aggregate principal amount of Notes held by such holder or its predecessor holder as of the end of the most recently completed fiscal quarter of the Company for which the Company is required to deliver financial statements pursuant to Sections 7.1 (a) or (b), as the case may be, and giving effect to any reduction in principal of the Notes since the end of such fiscal quarter, and (z) a fraction, the numerator of which is the number of days from and including the end of the most recently completed fiscal quarter described in the immediately preceding clause (y) to, but excluding the date of, the occurrence of the Trigger Event and the denominator of which is 360;

(b)           if, at any time following (I) a Trigger Event where a Test Two Failure existed, no Test Two Failure shall continue to exist or (II) a Trigger Event where a Test One Failure existed, no Test One Failure shall continue to exist (each a “Reset Event”; provided, however, that such Reset Event shall be deemed to occur on the date upon which the Company delivers its quarterly or annual financial statements and accompanying certificates pursuant to Sections 7.1 and 7.2 demonstrating satisfaction of the aforementioned conditions), (i) the interest rate with respect to the Notes shall be immediately and automatically reduced by 0.50% (or, with

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respect to a Reset Event occurring as a result of the satisfaction of both clauses (I) and (II) above, 1.00%) per annum for the remaining life of the Notes (subject to the provisions of Sections 8.9(a) and (c)) and (ii) each holder of Notes shall apply a one-time credit, on the next Interest Payment Date of the Notes following such Reset Event, to the accrued interest owed by the Company with respect to the Notes by an amount equal to the product of (x)(A) if only one of the above clauses (I) and (II) caused the Reset Event, 0.50% or (B) if both of the above clauses (I) and (II) caused the Reset Event, 1.00%, (y) the aggregate principal amount of Notes held by such holder or its predecessor holder as of the end of the most recently completed fiscal quarter of the Company for which the Company is required to deliver financial statements pursuant to Section 7.1 (a) or (b), as the case may be, and giving effect to any reduction in principal of the Notes since the end of such fiscal quarter, and (z) a fraction, the numerator of which is the number of days from and including the end of the most recently completed fiscal quarter described in the immediately preceding clause (y) to, but excluding the date of, the occurrence of the Reset Event and the denominator of which is 360;

(c)           notwithstanding anything in this Section 8.9 to the contrary, another Trigger Event may follow a Reset Event, in which case the provisions of Sections 8.9(a) and (b) shall apply; and

(d)           for the avoidance of doubt and notwithstanding anything in this Section 8.9 or otherwise in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, the interest rate with respect to the Notes shall be at the default rate as set forth in clause (b) of the first paragraph of each Note, and such rate shall be automatically increased by the applicable rate specified in Section 8.9(a) for all periods during which a Trigger Event continues to exist.

SECTION 9.                         AFFIRMATIVE COVENANTS.

From the Restatement Effective Date and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.           Compliance with Laws.  Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2.           Insurance.

(a)           The Company will, and will cause each Guarantor to, maintain the insurance required by this Section 9.2 at all times by financially sound and reputable insurers (or, to the extent consistent with prudent business practice, a program of self-insurance).

(b)           The Company will, and will cause each of Guarantor to, maintain insurance, to such extent, on such of its Properties and against such liabilities, casualties, risks and contingencies, including fire, flood and other risks insured against by extended coverage, employee liability, business interruption, worker’s compensation and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by the Company or any of its Subsidiaries, in each case at least as is customary with companies similarly situated and in the same or similar businesses, and subject to deductibles that are no greater than are customary with such companies, provided, however, that such insurance shall insure the Property of the Company and the Guarantors against all risk of physical damage, including loss by fire, explosion, flood, theft, fraud and such other casualties as may be reasonably satisfactory to the Required Holders, but in no event at any time in an amount less than the replacement value of the Collateral.

(c)           The Company will, and will cause each of Guarantor to, maintain such other insurance as may be required by applicable law and furnish to any holder of Notes, upon written request, full information as to the insurance carried.

(d)           All insurance covering Property subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Collateral Agent, and all liability insurance maintained by the Note Parties shall name the Collateral Agent and the holders of Notes as additional insured.  All such property and liability insurance shall further provide for at least thirty (30) days’ (ten (10) days’ with respect to cancellation for non-payment of premium or at the request of the insured) prior written notice to the Collateral Agent of the cancellation thereof. The Company shall provide prompt written notice to the Collateral Agent of the substantial modification of such insurance.  If any Note Party fails to maintain such insurance, the Collateral Agent may, but shall not be obligated to, arrange for such insurance, but at the Company’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the holders of Notes, any Note Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  The Note Parties shall deliver to the Collateral Agent and any holder of Notes requesting same certificates evidencing renewal of the insurance required hereunder and evidence that the premiums have been paid before termination of any insurance policies required hereunder.  The Note Parties shall deliver to the Collateral Agent and any holder of Notes requesting same copies of the underlying insurance policies.

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(e)           If a Mortgaged Property is a Flood Hazard Property, the Company will, and will cause each Guarantor to, use commercially reasonable efforts to obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in applicable Flood Laws.

Section 9.3.           Businesses and Properties.  Except as could not reasonably be expected to result in a Material Adverse Effect, the Company will, and will cause each Guarantor to, at all times: (a) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its existence and the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated; (c) comply in all material respects with all Legal Requirements applicable to such businesses and the operation thereof, whether now in effect or hereafter enacted (including all Legal Requirements relating to public and employee health and safety and all Environmental Laws); and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times. Notwithstanding the foregoing provisions of this Section 9.3, the Note Parties shall not be required to comply with the requirements of clauses (a), (b) or (d) of this Section 9.3 with respect to any Properties (i) at which operations shall have been permanently discontinued and (ii) to the extent the Note Parties shall have determined that the preservation and maintenance of such Properties and the rights, licenses and permits related to such Properties, as applicable, are no longer desirable in the conduct of the business of the Note Parties and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of Notes, or that the preservation or maintenance thereof is not necessary in connection with any transaction permitted under the Note Documents.

Section 9.4.           Taxes.  The Company will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such Property or any part thereof, unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; provided, however, that such contested amounts giving rise to such Liens shall be promptly paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Required Holders and is delivered to the holders of Notes in an amount no less than such contested amounts.

Section 9.5.           Corporate Existence, Etc.  The Company will at all times preserve and keep its organizational existence in full force and effect.  Subject to Sections 10.2, the Company will at all times preserve and keep in full force and effect the organizational existence of each of Guarantor and all rights and franchises of the Company and the Guarantors unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force

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and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.           Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain financial records and books in accordance with accepted financial practice and GAAP.

Section 9.7.           ERISA.  The Company will, and will cause each of its Subsidiaries to, at all times:  (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA, except where a failure to do so would not reasonably be expected to result in a material liability to any Note Party; (b) promptly upon acquiring knowledge of (i) any Reportable Event in connection with any Plan or (ii) any Prohibited Transaction in connection with any Plan, that in each case, would reasonably be expected to result in a material liability to any Note Party, furnish the holders of Notes a statement setting forth the details thereof and the action, if any, which such Note Party proposes to take with respect thereto and, if any and when known, any action taken by the IRS or Department of Labor with respect thereto; (c) notify the holders of Notes promptly upon receipt by any Note Party thereof of any notice of the institution of any proceedings or other actions which would reasonably be expected to result in the termination of any Plan by the PBGC and furnish the holders of Notes with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC, except where a failure to do so would not reasonably be expected to result in a material liability to any Note Party; (e) furnish the holders of Notes with copies of the annual report for each Plan filed with the IRS not later than 10 Business Days after any holder of Notes requests such report; (f) furnish the holders of Notes with copies of any request for waiver of the funding standards or extension of the amortization periods required by sections 302 and 304 of ERISA or sections 412 and 431 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the IRS, as the case may be; and (g) pay when due all installment contributions required under section 303 of ERISA or section 430 of the Code, except where a failure to do so would not reasonably be expected to result in a material liability to any Note Party, or within 30 days of a failure to make any such required contributions when due furnish each holder of Notes with written notice of such failure.

Section 9.8.           Environmental Matters.  Without limiting the generality of Section 9.3(c), the Company will, and will cause each of its Subsidiaries to, (a) comply in all material respects with each Environmental Law and each Environmental Permit; (b) obtain and maintain in effect all Environmental Permits necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) keep its Real Property Assets free of any Environmental Claims or Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect.  In the event that the Company or any of its Subsidiaries receives any written demand or claim from any Person with respect to any such Environmental Liabilities, the Company agrees to promptly take action and thereafter diligently pursue the same to completion in accordance with Environmental Law.

Section 9.9.           End of Fiscal Year.  The Company will cause each of its fiscal years and the fiscal years of each of its Subsidiaries to end on March 31st of the applicable year.

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Section 9.10.        Perform Other Covenants.  The Company will, and will cause each of its Subsidiaries to, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Note Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings at the direction of the Collateral Agent, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by Section 10.5) and supply all reasonably requested information to the Collateral Agent necessary for such maintenance.

Section 9.11.        Receivables and Other Collateral Matters.  The Company will, and will cause each Guarantor to, maintain books and records pertaining to the respective Collateral owned by each of them in detail, form and scope as the Collateral Agent shall reasonably require, and concurrently with the delivery by any Note Party to the Collateral Agent of any accounts receivable aging or any sales report summary under the Credit Agreement, the Note Parties will disclose to the Collateral Agent which Receivables, if any, arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon request from the Collateral Agent, use commercially reasonable efforts to execute or cause to be executed any instruments and take any steps required by the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent for the benefit of the Secured Parties and notice thereof given under the Federal Assignment of Claims Act.  The Company will, and will cause each Guarantor to, promptly after any Responsible Officer of any of them learns thereof, report to the Collateral Agent and any holder of Notes requesting same any material loss or destruction of, or substantial damage to, any portion or component of the Collateral with a Fair Market Value in excess of $5,000,000, and any other matters materially affecting the value, enforceability or collectability of any of the Collateral with a Fair Market Value in excess of $5,000,000.

Section 9.12.        Hedging Strategy; Risk Management Policy.  The Company will, and will cause each of its Subsidiaries to:

(a)           Only enter into Hedging Agreements in the ordinary course of business consistent with prudent industry practices, and not enter into any Hedging Agreements that are speculative in nature.

(b)           (i) Keep the Risk Management Policy in full force and effect, and in accordance therewith, conduct its business in compliance with the Risk Management Policy, and (ii) ensure that the Note Parties’ Net Open Positions at no time exceed (A) 350,000 barrels or barrel equivalents of Crude Oil, (B) 450,000 barrels of Natural Gas Liquids, (C) 1,500,000 MMBTUs of Natural Gas or (D) 550,000 barrels or barrel equivalents of Refined Petroleum Products (including renewables) and Renewable Products.

(c)           Provide written notice to the holders of Notes of any material amendment, modification, supplement or other change to the Risk Management Policy not later than 10 Business Days after any such amendment, modification, supplement or other change; provided that changes in personnel reflected in the Risk Management Policy will not be deemed “material” for purposes of this Section 9.12(c) and provided further that no changes shall be

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made by the Note Parties that would have the effect of causing the Note Parties’ Net Open Positions to exceed (i) 350,000 barrels or barrel equivalents of Crude Oil, (ii) 450,000 barrels of Natural Gas Liquids, (iii) 1,500,000 MMBTUs of Natural Gas or (iv) 550,000 barrels or barrel equivalents of Refined Petroleum Products and Renewable Products.

Section 9.13.        Security Documents.  The Notes and the Guaranty Agreement shall be secured by the Collateral and the holders of Notes are entitled to the benefits thereof.  The Company will, and will cause each Guarantor to, duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby (subject only to Liens permitted under Section 10.5), and other documents, consistent with the terms of this Agreement and the other Note Documents, as may be reasonably required by the Required Holders to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under Section 10.5), including any and all original stock certificates, stock transfer powers, assignments and other documents and instruments necessary or desirable under the laws of any applicable jurisdiction with regard to the Equity Interests covered by any Security Document.

Section 9.14.        Filing and Recording.  The Company will, and will cause each Guarantor to, at their sole cost and expense, cooperate with the Collateral Agent in causing all financing statements, Intellectual Property Security Agreements and other Security Documents to be duly recorded and/or filed or otherwise perfected in all places necessary or desirable in the Collateral Agent’s discretion to perfect the Liens of the Collateral Agent, and the Note Parties shall take such other actions as the Collateral Agent may reasonably request, in order to perfect and protect the Liens of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Collateral.  The Company, on behalf of itself and each Guarantor, to the extent permitted by law, hereby authorizes the Collateral Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required to perfect such Liens or which, in the opinion of the Collateral Agent, may at any time be desirable and file the same, and the Note Parties hereby irrevocably designate the Collateral Agent, its respective agents, representatives and designees as its agent and attorney-in-fact for this purpose.  In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Company will, and will cause each Guarantor to, at the Note Parties’ cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Collateral Agent.  Any such financing statements, continuation statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” (or other words to that effect) and include such other information that the Collateral Agent may deem necessary or desirable.

Section 9.15.        Guarantors; Joinder Agreements.  The Company will promptly inform the holders of Notes of the creation or acquisition of any Subsidiary (other than an Excluded Subsidiary) of the Company or any Subsidiary (other than an Excluded Subsidiary) of the Company ceasing to be an Immaterial Subsidiary and, not later than 30 days (or such additional time, not to exceed 30 days, as the Collateral Agent (or with respect to deliveries under clause (c)(ii) below, the Required Holders, shall agree)) following such creation or acquisition or cessation of Immaterial Subsidiary status, cause each such Subsidiary (other than an Excluded Subsidiary) that is not an Immaterial Subsidiary to (x) become a Guarantor by execution and

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delivery to the holders of Notes of a joinder to the Guaranty Agreement, in the form attached to the Guaranty Agreement, and (y) become a party to the Security Agreement by execution and delivery to the holders of Notes and the Collateral Agent a Joinder Agreement, and cause:

(a)           (i) a first priority perfected security interest to be granted to the Collateral Agent in (w) all of the Equity Interests issued by a direct or indirect Domestic Subsidiary to the Note Parties or any Domestic Subsidiary thereof, (x) all of the Equity Interests issued to any such Domestic Subsidiary or any Note Party by any foreign Subsidiary that is not an Excluded Subsidiary, (y) all of the Equity Interests issued to a foreign Subsidiary that is not an Excluded Subsidiary by any Subsidiary that is not an Excluded Subsidiary and (z) 65% of the voting Equity Interests and all of the non-voting Equity Interests issued to such Domestic Subsidiary by any Excluded Subsidiary or issued by any Excluded Subsidiary to any foreign Subsidiary that is not an Excluded Subsidiary;

(b)           each such Subsidiary (other than an Excluded Subsidiary) to grant to the Collateral Agent a security interest (subject only to Liens permitted under Section 10.5), in all of its personal property (other than Equity Interests, which shall be governed by clause (a) above) and all products and proceeds thereof (subject to similar exceptions as set forth in the Security Documents); provided that (1) no filings shall be required to be delivered with respect to Leasehold Property; (2) no Control Agreements shall be required to be delivered with respect to Excluded Deposit Accounts, and (3) the Collateral Agent’s lien will not be required to be noted on the certificate of title of any motor vehicle or rolling stock and such certificates of title need not be delivered to the Collateral Agent; and

(c)           such Subsidiary to deliver (i) to the Collateral Agent such other joinder agreements, security agreements, pledge agreements, Control Agreements, other Security Documents, Uniform Commercial Code and other customary lien search reports, legal opinions and other documents (including Organizational Documents and the documentation and other information required by regulatory authorities under applicable know your customer and Anti-Money Laundering Laws) as the Collateral Agent may reasonably require (with copies of the foregoing being delivered by the Company to the holders of the Notes), each in form and substance reasonably satisfactory to the Collateral Agent, and (ii) to the holders of the Notes, such guaranties (or joinders to the Guaranty Agreement), legal opinions and other related documents as the Required Holders may reasonably require, each in form and substance reasonably satisfactory to the Required Holders; provided, however, that (x) any such Subsidiary that is an Excluded Subsidiary shall not be required to become a Guarantor or grant any Liens hereunder or under any other Note Document; (y) until such Subsidiary becomes a party to the Guaranty Agreement pursuant to the terms of this Agreement it shall not become a Note Party; and (z) deliveries, if any, required by this clause (c) shall be due within 45 days of such creation or acquisition (which period may be extended by the Collateral Agent in the case of items to be delivered pursuant to clause (i) above and by the Required Holders in the case of items to be delivered pursuant to clause (ii) above); provided that, no Subsidiary that has been designated by the Company as an Exempted Joint Venture shall be required to become a Guarantor or grant any Liens hereunder or under any other Note Document to the extent that such Subsidiary continues to qualify as an Exempted Joint Venture; it being understood that no Exempted Joint Venture shall be eligible for an exemption from the requirements of this

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Section 9.15(c) if at the time of designation by the Company, the Investment basket set forth in Section 10.9(l) of this Agreement has been exhausted.

Notwithstanding the foregoing, the “Collateral” shall exclude, and the Collateral Agent shall not be required to take Liens upon, those assets as to which the Collateral Agent determines in its discretion the cost of obtaining a Lien therein in favor of the Collateral Agent or the perfection thereof are excessive in relation to the benefit to the holders of Notes and the Secured Credit Agreement Obligations afforded by such Lien.  In addition, the Liens on the Collateral securing the Note Obligations and the Secured Credit Agreement Obligations will be released and the Note Obligations and the Secured Credit Agreement Obligations will become and remain unsecured, at the election of the Company, so long as at the time of such election (a “Collateral Release Date”), (a) the Company has an Investment Grade Rating from at least two of S&P, Moody’s and/or Fitch, (b) no other Liens shall exist except for Liens permitted by Section 10.5, (c) no Default shall exist and (d) the Company has delivered to the holders of Notes and the Collateral Agent a certificate of a Responsible Officer thereof certifying that the foregoing conditions have been satisfied and stating that such certificate shall constitute a “Collateral Release Notice”; provided that upon the occurrence of any Collateral Reinstatement Date, all Liens on all property and assets of the Note Parties that would have constituted Collateral in favor of the Collateral Agent but for such release on the Collateral Release Date shall, at the sole cost and expense of the Note Parties, be automatically reinstated without further act or consent by any Person on each Collateral Reinstatement Date and all actions necessary, or requested by the Collateral Agent to provide to the Collateral Agent, for the benefit of the Secured Parties, valid, first priority perfected security interests (subject only to Liens permitted by Section 10.5) in such Collateral (including without limitation the delivery of documentation and taking of actions of the type described in clause (b) and (c) above and Section 9.17) shall be taken within (x) with respect to the filing of UCC-1 financing statements and similar PPSA filings on all reinstated Collateral that can be perfected by such a filing under 9-310 of the UCC, 30 days from such Collateral Reinstatement Date, (y) with respect to the execution of Control Agreements on all reinstated Collateral that qualifies as “investment property” or “deposit accounts” (as defined in the UCC), 60 days from such Collateral Reinstatement Date, and (z) with respect to (i) all leasehold interests on personal property, and (ii) all Mortgages, 90 days from such Collateral Reinstatement Date; provided that in the case of clause (z) the Collateral Agent may extend such deadline by up to 75 days by notifying the Company and the holders of the Notes of such extension upon a request for such an extension from the Company.  Each holder of a Note expressly approves the release and the retaking of the Collateral as set forth above.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Lender as consideration for or as an inducement to the entering into by Lender of any waiver or amendment of any of the terms and provisions of the Credit Agreement in connection with the above-described collateral release unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note.

Section 9.16.        Further Assurances.  Upon request by the Collateral Agent, the Company will, and will cause each Guarantor to, promptly execute and deliver any and all other and further agreements and instruments and take such further action as may be reasonably

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requested by the Collateral Agent to grant, preserve, protect and perfect the first priority Liens created or intended to be created by the Security Documents in the Collateral.

Section 9.17.        Matters Relating to Owned Real Property Collateral.

(a)           As of the date hereof, Schedule 9.17 sets forth the list of all Real Property Assets subject to a Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties (each such Real Property Asset and any additional Real Property Asset that becomes subject to a Mortgage, a “Mortgaged Property”).  Subject to Section 9.23, from and after the date hereof, in the event that (i) any Note Party acquires any fee interest in any Real Property Asset other than an Excluded Real Property Asset, or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become Guarantor) or, if later, a Guarantor, such Person owns or holds any fee interest in any Real Property Asset other than an Excluded Real Property Asset, such Note Party shall deliver to the Collateral Agent (with copies to each holder of a Note) within 45 days (which period may be extended in the Collateral Agent’s discretion) after such Person acquires such Mortgaged Property or becomes a Subsidiary or Guarantor, as applicable, the following:

(i)            Mortgages.  A fully executed (and where required, notarized) Mortgage, in proper form for recording in the applicable jurisdiction, encumbering the interest of such Note Party in such Mortgaged Property (and upon the delivery of any Mortgage, in proper form for recording, to the Collateral Agent with respect to any Real Property Asset, Schedule 9.17 shall be deemed to be modified to include a reference to such Mortgaged Property), and the Collateral Agent shall have the right in its sole discretion to record such Mortgage;

(ii)           Deeds.    Copies of all deeds by which such Note Party received title with respect to each Mortgaged Property that is a fee interest in a Real Property Asset;

(iii)          Flood Hazard.  With respect to such Mortgaged Property: (A) a completed standard “life of loan” flood hazard determination form (“Flood Determination Form”); (B) if the improvement(s) to the Mortgaged Property is located in a special flood hazard area, a notification to the Company (or other Note Party) (the “Company Notice”) and (if applicable) notification to the applicable Note Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP; and (C) if the Company Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Note Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory in coverage and amounts to the Collateral Agent;

(iv)          Surveys.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000 to the extent required by the Collateral Agent, maps or plats of an as-built survey of each Mortgaged Property certified to the Collateral Agent and the Title Company in a manner reasonably satisfactory to the Collateral Agent and the Title Company, dated a date reasonably satisfactory to the Collateral Agent and the Title

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Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2005 with all items from Table A thereof completed, except for Nos. 5 and 12 (or such other survey standards acceptable to the Collateral Agent), as well as the Collateral Agent’s own survey requirements;

(v)           Appraisals.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000 to the extent required by the Collateral Agent, a current appraisal of each Mortgaged Property addressed to the Collateral Agent prepared by a qualified independent appraiser acceptable to the Collateral Agent who is a member of the American Institute of Real Estate Appraisers which must have been prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and must comply with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (or such other appraisal standards acceptable to the Collateral Agent).  The appraisal must show an appraised value of the Mortgaged Property which is reasonably satisfactory to the Collateral Agent, and all assumptions on which the appraisal is based must be reasonably acceptable to the Collateral Agent;

(vi)          Zoning.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000 to the extent required by the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent that each Mortgaged Property, and the uses of each Mortgaged Property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for each Mortgaged Property, the permitted uses of each such Mortgaged Property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(vii)         Title Insurance.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000 to the extent required by the Collateral Agent (1) 2006 ALTA loan title insurance policies or other title insurance policies acceptable to the Collateral Agent (the “Mortgage Policies”) issued by the Title Company with respect to the Mortgaged Property, in an amount not less than the Fair Market Value of the Mortgaged Property, or such lesser amount as may be reasonably satisfactory to the Collateral Agent, insuring fee simple title to each such Mortgaged Property vested in such Note Party and assuring the Collateral Agent that such Mortgage creates a valid and enforceable first priority Lien on such Mortgaged Property (any easements benefitting the Mortgaged Property shall be additional insured parcels under the Mortgage Policy), subject only to any standard or other exceptions as may be reasonably acceptable to the Collateral Agent and which appear as exceptions on Schedule B to the applicable Mortgage Policy, which Mortgage Policy shall include endorsements (to the extent available) for customary matters reasonably requested by the Collateral Agent; and (2) evidence reasonably satisfactory to the Collateral Agent that such Note Party has (a) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (b) paid to the Title

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Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording taxes, fees and other charges and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records;

(viii)        Title Related Documents.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in each Mortgage Policy;

(ix)          Opinion of Counsel.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000 to the extent required by the Collateral Agent, (1) a favorable opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent), as to the due authorization, execution and delivery by such Note Party of such Mortgage and such other matters as the Collateral Agent may reasonably request, and (2) an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of the form of Mortgages to be recorded in such state and such other reasonable and customary matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(x)           Environmental Audit.  With respect to each Mortgaged Property with a Fair Market Value exceeding $5,000,000, to the extent required by the Collateral Agent, a Phase I environmental site assessment report or reports for such Mortgaged Property in form, scope and substance reasonably satisfactory to the Collateral Agent and prepared by environmental consultants reasonably satisfactory to the Collateral Agent and accompanied by reliance letters where applicable; and

(xi)          Taxes.  Evidence reasonably satisfactory to the Collateral Agent that there are no outstanding material taxes, levies, duties, imposts, deductions, charges (including water and sewer charges), withholdings, assessments or impositions of any kind which have been due and payable for more than thirty (30) days with respect to such Mortgaged Property, except to the extent that any such matters are being contested in accordance with the terms of Section 9.4.

(b)           If at any time the book value of any Real Property Asset that at the time of its acquisition qualified as an Excluded Real Property Asset is subsequently written up as required by GAAP such that it exceeds the applicable value threshold to remain an Excluded Real Property Asset, such Real Property Asset shall cease to be an Excluded Real Property Asset and the applicable Note Party shall comply with the requirements of Section 9.17(a) with respect to such Real Property Asset, as if such Real Property Asset had been acquired on the date of such write-up.

(c)           If at any time the aggregate book value of all Real Property Assets that are Excluded Real Property Assets exceeds an amount equal to 5.0% of Partners’ Capital (the amount of any such excess, the “Excess Amount”), the company shall designate Excluded Real

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Property Assets having an aggregate book value equal to or in excess of the Excess Amount to be encumbered by a Mortgage in favor of the Collateral Agent.  The applicable Note Party shall comply with the requirements of Section 9.17(a) with respect to such designated Real Property Assets as if such Real Property Assets had been acquired on the date of such designation and all such designated Real Property Assets shall cease to be Excluded Real Property Assets while the applicable Note Parties pursue with reasonable diligence compliance with such Section 9.17(a) requirements.

Section 9.18.        Information Required by Rule 144A.  The Company will, upon the request of the holder of any Note, provide such holder, and any Qualified Institutional Buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 9.19.        Covenant to Secure Notes Equally.  The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.5 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17.1), make or cause to be made effective provision whereby the Notes and the Guaranty Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

Section 9.20.        Future Guarantors.  Without limiting the provisions of Section 9.15, the Company will cause each Subsidiary (including any Subsidiary existing as of the date hereof and any subsequently acquired or organized Subsidiary) that Guarantees or becomes a co-obligor with the obligations of the Company or any of its Subsidiaries under the Credit Agreement or any other Indebtedness of the Company or any Subsidiary of the Company, in each case, to execute and deliver (i) the Guaranty Agreement and each other applicable Note Document in favor of the holders, each of which shall be duly executed by a Responsible Officer of such Subsidiary and (ii) such other certificates, resolutions, opinions and other documents (including the documentation and other information required by regulatory authorities under applicable know your customer and Anti-Money Laundering Laws) as the Required Holders shall reasonably request, each of which shall be in form and substance satisfactory to the Required Holders.

Section 9.21.        Notes and Guaranty Agreements to Rank Pari Passu.  The Notes and the Guaranty Agreement and all other obligations hereunder or thereunder are and will be maintained at all times as direct and, except as provided in Section 9.15, secured obligations of the Company and the Guarantors, ranking pari passu with the Secured Credit Agreement Obligations and the other obligations, if any, under the Credit Agreement.

Section 9.22.        Working Capital Facility.  The Company will at all times maintain a committed revolving working capital facility in an amount not less than $150,000,000, with a remaining term of at least 12 months.

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Section 9.23.        Post-Closing Deliveries.  The Company will, and will cause its Subsidiaries to, deliver to the holders of Notes and the Collateral Agent each item set forth on Schedule 9.23 in form and substance reasonably satisfactory to the Required Holders within the time periods established for each such item on such Schedule.

SECTION 10.                  NEGATIVE COVENANTS.

From the Restatement Effective Date and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.        Transactions with Related Parties.  Except for any Permitted Affiliate Transactions, the Company will not, and will not permit any Subsidiary to, enter into any other transaction, contract, license or agreement of any kind with any Affiliate, officer or director of the Company or any of its Subsidiaries, unless such transaction, contract or agreement is made upon terms and conditions not less favorable to the Company or such Subsidiary than those which could have been obtained from wholly independent and unrelated third parties.

Section 10.2.        Mergers, Consolidations and Dispositions and Acquisitions of Assets.  The Company will not, and will not permit any Subsidiary to, in any single transaction or series of related transactions, directly or indirectly:

(a)           wind up its affairs, liquidate or dissolve;

(b)           be a party to any merger or consolidation;

(c)           sell, convey, lease, transfer or otherwise dispose of all or any portion of any Property (except for the sale of Inventory in the ordinary course of business) of any Note Party, or agree to take any such action;

(d)           sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Equity Interests of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Equity Interests of any other Subsidiary or any Indebtedness or obligations of any character of any Note Party or any of their Subsidiaries, or permit any of their Subsidiaries to dissolve or liquidate, or to issue any additional Equity Interests other than to the Note Parties;

(e)           take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

(f)            purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any Equity Interests of, or similar interest in, any Person;

provided, however that notwithstanding the foregoing, any of the following described actions may be undertaken:

(1)           any wholly-owned Subsidiary of the Company may merge or consolidate with the Company or any other Subsidiary of the

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Company, provided, that (i) if the Company is a party to such merger or consolidation, the Company must be the surviving entity, and (ii) where one of the parties to such merger or consolidation is a Guarantor, the surviving entity must be a Note Party;

(2)           any of the Company’s wholly-owned Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets to a Note Party or any other wholly-owned Subsidiary of a Note Party, provided, that if the entity selling, leasing, transferring or otherwise disposing of its assets is a Note Party, the transferee must be a Note Party;

(3)           any wholly-owned Subsidiary may be dissolved or liquidated, so long as such dissolution or liquidation results in all assets of such Subsidiary being owned by a Note Party or a wholly-owned Subsidiary; provided, that if the entity dissolving or liquidating is a Note Party, the entity to whom all assets of such dissolving or liquidating entity are transferred is must be a Note Party;

(4)           any of the Note Parties may (i) sell or otherwise dispose of motor vehicles and other rolling stock (A) in the ordinary course of business or (B) that are obsolete, worn out or no longer needed in the business of the Note Parties, (ii) sell, exchange or otherwise dispose of Dollars, Canadian Dollars and Cash Equivalents in the ordinary course of business; (iii) terminate, surrender or sublease a lease of real Property in the ordinary course of business or which is no longer needed in the business of the Note Parties; and (iv) sell or otherwise dispose of equipment and fixtures that are obsolete, worn out or no longer needed in the business of the Note Parties; and

(5)           the Note Parties may sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value), in any fiscal year, other Property having, together with any Property sold, exchanged, leased, transferred or otherwise disposed of in such fiscal year pursuant to this Section 10.2 and not reinvested in newly acquired Property useful in the business of the Note Parties of equal or greater value within 180 days of such disposition, in an amount equal to an aggregate Fair Market Value not to exceed 7.5% of Consolidated Total Assets in the aggregate as most recently reported to the holders of Notes pursuant to Section 7.1 at the time of such Disposition; and only so long as no Default or Event of Default exists both immediately before and after giving effect to any such disposition; provided that the aggregate Fair Market Value of Property sold in reliance on this clause (5) during the term of this Agreement (such Agreement term deemed to commence on the Restatement Effective Date) shall not exceed 25.0% of Consolidated Total Assets in the aggregate as most recently reported to the holders of Notes pursuant to Section 7.1 at the time of such Disposition; provided, further, that this clause (5) shall not be applicable to any disposition of

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assets acquired pursuant to a Permitted Acquisition made within 90 days of such acquisition;

(6)           the Note Parties may consummate transactions permitted by Sections 10.9, 10.12 and 10.13;

(7)           the Note Parties may consummate Permitted Acquisitions; and

(8)           the Company may issue preferred or additional common Equity Interests to Persons that are not Note Parties.

Section 10.3.        Nature of Business.  The Company and its Subsidiaries (taken as a whole) will not change the nature of their business, enter into any business which is substantially different from the business in which they are engaged as of the date hereof or enter into any business that would cause the Company to fail to qualify as a master limited partnership (giving effect to any exceptions under applicable law that would allow the Note Parties to engage in businesses that are ancillary or reasonably related to the businesses they are engaged in as of the date hereof).

Section 10.4.        Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder.

Section 10.5.        Liens.  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired; provided, however, that the Note Parties may create or suffer to exist:

(a)           Liens in effect on the date of this Agreement and which are described on Schedule 10.5, provided, that the Property covered thereby does not increase in scope and such Liens may not be renewed and extended (other than continuation filings or similar filings to maintain the effectiveness of any such Lien), unless such renewal and extension is with respect to Refinancing Indebtedness permitted by Section 10.7(h);

(b)           Liens against the Collateral in favor of the Collateral Agent as security for the Note Obligations and the Secured Credit Agreement Obligations; provided that such Liens are subject to the terms of the Intercreditor Agreement;

(c)           Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, pensions and other social security benefits (not including any lien described in section 430(k) of the Code);

(d)           Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, processors’ and vendors’ liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are incurred in the ordinary course of business and are not overdue for a period of more than thirty (30) days or which are

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being contested in good faith by appropriate, diligently pursued proceedings as to which the Note Parties or any of their Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books and against the Credit Agreement’s appropriate borrowing base categories adequate reserves;

(e)           Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent, are permitted by Section 9.4, or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(f)            zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(g)           Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, including security given in the ordinary course of business to a public utility or a Governmental Authority where required by such public utility or Governmental Authority in connection with the operations of any Note Party;

(h)           purchase money Liens securing the Indebtedness permitted by Section 10.7(b), provided, as a result of the creation of any such Lien, (i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price of the asset acquired with such permitted Indebtedness, (iii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness, and (iv) such Lien is incurred within 10 days of the acquisition of such Property;

(i)            Liens arising from judgments, orders, or other awards not constituting an Event of Default;

(j)            all rights reserved to or vested in any Governmental Authority by the terms of any lease, franchise, grant or permit held by any Note Party or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuation thereof, or to distrain against or to obtain a Lien on any Property of any Note Party in the event of failure to make such annual or other periodic payments;

(k)           rights of tenants, subtenants, licensees or other parties in possession, if any, but only (i) as tenants or licensees or otherwise to the extent of their possessory rights or interests and (ii) so long as such rights do not, in the aggregate, materially detract from the value of the Properties of the Note Parties or materially impair the use thereof in the operation of the business of the Note Parties;

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(l)            the rights of the landlord to any leased property and the terms and conditions contained in the corresponding lease;

(m)          Permitted Non-Compete Liens;

(n)           First Purchaser Liens;

(o)           Liens not otherwise permitted pursuant to this Section 10.5 that attach to Property with a Fair Market Value not to exceed 5.0% of Partners’ Capital at any time; provided that, notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to the Credit Agreement or any renewals, extensions or replacements thereof that constitute the primary bank credit facility of the Company and its Subsidiaries pursuant to this Section 10.5(o) unless and until the Note Obligations shall be concurrently secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company from attorneys that are reasonably acceptable to the Required Holders;

(p)           Liens arising from the posting of cash or Cash Equivalents in favor of a Qualified Counterparty as and when required pursuant to Hedging Agreements permitted under Section 9.12; and

(q)           Liens arising under any indenture or other instrument governing Permitted Term Indebtedness to secure obligations in favor of the trustee, agent or representative under such indenture or other instrument; provided, that (i) such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of or lenders under such Indebtedness and (ii) the obligations secured by such Liens shall not exceed $2,000,000 in the aggregate at any time.

Section 10.6.        Financial Covenants.

(a)           Commencing with the fiscal quarter ended December 31, 2016, the Company will not permit the Leverage Ratio of the Note Parties to be greater than 4.75 to 1.00 as of the close of business for the last day of any fiscal quarter of the Company.

(b)           Commencing with the fiscal quarter ended December 31, 2016, the Company will not permit the Senior Secured Leverage Ratio of the Note Parties to be greater than 3.25 to 1.00 as of the close of business for the last day of any fiscal quarter of the Company.

(c)           Commencing with the fiscal quarter ending June 30, 2012, the Company will not permit the Interest Coverage Ratio of the Note Parties to be less than 2.75 to 1.00 as of the last day of any fiscal quarter.

Section 10.7.        Indebtedness.  The Company will not, and will not permit any Subsidiary to, create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent, or otherwise, except the following:

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(a)           the Note Obligations;

(b)           purchase money Indebtedness (including the amount of any Capital Lease Obligations required to be capitalized and included as a liability on the consolidated balance sheet of the Note Parties incurred to finance Capital Expenditures) including under conditional sales agreements and other title retention arrangements but excluding purchase money Indebtedness incurred in respect of Inventory; provided that the sum of (w) the aggregate amount of Indebtedness permitted by this clause (b), plus (x) the aggregate amount of Indebtedness permitted by clause (f) below, plus without duplication (y) the aggregate amount of Indebtedness permitted by clause (i) below, plus (z) any Refinancing Indebtedness in respect of any of the foregoing permitted by clause (h), does not exceed 5.0% of Partners’ Capital in the aggregate at any time outstanding;

(c)           other liabilities existing on the date of this Agreement and set forth on Schedule 10.7, with no renewals, extensions, modifications or increases thereof being permitted, unless the same constitutes Refinancing Indebtedness;

(d)           Indebtedness of any Note Party to any other Note Party, provided, that, if such Indebtedness is evidenced by an intercompany note, such intercompany note is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, as security for the Note Obligations and the Secured Credit Agreement Obligations;

(e)           Contingent Obligations of a Note Party with respect to Indebtedness of another Note Party that is permitted hereunder;

(f)            Indebtedness of any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition and Indebtedness of any Person secured by assets acquired in a Permitted Acquisition, provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such assets being acquired, and (ii) the sum of (w) the aggregate amount of Indebtedness permitted by this clause (f), plus (x) the aggregate amount of Indebtedness permitted by clause (b) above, plus (y) the aggregate amount of Indebtedness permitted by clause (i) below, plus without duplication (z) any Refinancing Indebtedness in respect of any of the foregoing permitted by clause (h), does not exceed 5.0% of Partners’ Capital in the aggregate at any time outstanding;

(g)           Indebtedness of any Note Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(h)           Refinancing Indebtedness, to the extent the same relates to any Indebtedness permitted by Sections 10.7(b), (c), (f) and (i); provided that the sum of the aggregate amount of Indebtedness permitted by clauses (b), (f) and (i) of this Section 10.7, and any Refinancing Indebtedness in respect of any of the foregoing permitted by this clause (h), does not exceed 5.0% of Partners’ Capital in the aggregate at any time outstanding;

(i)            unsecured Indebtedness not otherwise permitted pursuant to this Section, provided that the sum of (w) aggregate amount of Indebtedness permitted by this clause (i), plus (x) the

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aggregate amount of Indebtedness permitted by clause (b) above, plus without duplication (y) the amount of outstanding Indebtedness permitted by clause (f) above, plus (z) any Refinancing Indebtedness in respect of any of the foregoing permitted by clause (h), does not exceed five percent (5.0%) of Partners’ Capital in the aggregate at any time outstanding;

(j)            Permitted Non-Compete Indebtedness and other obligations issued, undertaken or assumed as the deferred purchase price of property or services;

(k)           Indebtedness existing or arising under any Hedging Agreement permitted by Section 9.12;

(l)            Credit Agreement Obligations, provided that any Liens securing the Credit Agreement Obligations also secure the Note Obligations, and such Liens are subject to the terms of the Intercreditor Agreement; and

(m)          private placement or other term Indebtedness of a Note Party (the “Permitted Term Indebtedness”); provided, that:

(i)            such Indebtedness and any Permitted Term Indebtedness Agreement governing the terms thereof do not impose on any Note Party any covenants to maintain any financial ratio that are more onerous than the covenants set forth in Section 10.6 of this Agreement;

(ii)           such Indebtedness shall not require any scheduled payment on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) prior to April 5, 2022;

(iii)          to the extent that such Indebtedness is secured, the Liens securing such Indebtedness shall be subordinate to the Liens securing the Note Obligations and such Indebtedness and Liens shall be subject to an intercreditor agreement in form and substance satisfactory to the Collateral Agent and to the holders of all the Notes;

(iv)          the Note Parties are in compliance with Section 10.6 immediately after giving effect to the incurrence of any such Indebtedness (and giving pro forma effect to the expected application of proceeds thereof) based upon the Total Indebtedness immediately after giving effect to such incurrence (and application of proceeds) and Consolidated EBITDA for the four fiscal quarters most recently ended on or before the date of such incurrence and the maximum Leverage Ratio allowed as of the end of the fiscal quarter most recently ended on or prior to the date of such incurrence;

(v)           no Default or Event of Default exists both immediately before and after giving effect to the incurrence of such Indebtedness;

(vi)          the Collateral Agent has received, if applicable, new ALTA mortgagee title insurance policies (or appropriate endorsements to existing ALTA mortgagee title policies) meeting the requirements of Section 9.17(a)(vii) and otherwise in form and substance reasonably acceptable to the Collateral Agent;

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(vii)         the Collateral Agent has received upon request a favorable opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) with respect to any additional Note Documents or amendments to any Note Documents to be entered into in connection with the incurrence of such Indebtedness, including opinions regarding the continuing validity and perfection of the Liens securing the Note Obligations, such opinion to be in form and substance reasonably acceptable to the Collateral Agent; and

(viii)        such Indebtedness and any Permitted Term Indebtedness Agreement governing the terms thereof shall not in any way prohibit or restrict (i) any Note Party from paying or prepaying the Note Obligations, (ii) any Note Party from granting, creating or otherwise imposing any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Note Obligations, or (iii) the transfer of any Property, including the payment of any dividends or other distributions, by a Subsidiary of any Note Party to such Note Party, or the repayment of any Indebtedness owed by a Subsidiary of any Note Party to such Note Party.

Section 10.8.        Contingent Liabilities.  The Company will not, and will not permit any Subsidiary to, create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, other than:

(a)           the obligations of the Guarantors to the holders of Notes under the terms of the Guaranty Agreement;

(b)           Contingent Obligations of the Note Parties under any Hedging Obligations permitted by Section 9.12;

(c)           the guarantees by the Note Parties of any obligations of any other Note Party that are not prohibited by this Agreement or of any Indebtedness of any other Note Party if such Indebtedness so guaranteed is permitted under the terms of Section 10.7; and

(d)           Contingent Obligations of the Note Parties, excluding the Contingent Obligations permitted under the above clauses (a) through (c), not to exceed in the aggregate at any one time outstanding, 1.0% of Partners’ Capital.

Section 10.9.        Investments, Loans.  The Company will not, and will not permit any Subsidiary to, make, directly or indirectly, any Investment in or loan or advance to any Person, or make any commitment to make such loan, advance or Investment, except:

(a)           loans, advances and Investments as of the date hereof set forth on Schedule 10.9 (but not any increases thereof);

(b)           Dollars, Canadian Dollars and Cash Equivalents;

(c)           Investments constituting non-cash consideration received in connection with a Permitted Disposition so long as such consideration does not exceed 25% of the aggregate consideration received, determined at the time the Permitted Disposition occurs;

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(d)           Permitted Acquisitions;

(e)           loans otherwise permitted by the provisions of Section 10.7(d);

(f)            loans to employees of any Note Party made in the ordinary course of business, so long as the aggregate amount of all such loans outstanding at any time does not exceed $500,000;

(g)           loans or advances to, or Investments in, any Note Party or Subsidiary that the Note Parties retain more than 50% of the Equity Interests, provided that the maximum amount of loans or advances to, or Investments in, foreign Subsidiaries that are not Note Parties which loans, advances and Investments are made after the date hereof shall not at any time exceed 1.5% of Partners’ Capital; provided further that with respect to each Investment hereunder, the Note Parties shall be in pro forma compliance with the financial covenants set forth in Section 10.6 immediately after giving effect to such Investment;

(h)           Investments in the form of purchases of (i) Indebtedness expressly permitted by Section 10.7(m), and (ii) the Notes expressly permitted by Section 8.7 following an amendment of Section 8.7 pursuant to Section 17.1(c) (together with the Indebtedness described in clause (i) of this Section 10.9(h), the “Senior Notes”); provided, that such Senior Notes are cancelled promptly after being purchased by any Note Party; provided, further, that immediately after giving effect to such cancellation, the Note Parties shall be in pro forma compliance with the financial covenants set forth in Section 10.6;

(i)            ownership of Equity Interests in the General Partner by the Company solely to the extent such Equity Interests (i) were acquired by the Company in a transaction permitted by Section 10.12(a) and (ii) become subject to a first priority Lien in favor of the Collateral Agent pursuant to the Security Documents;

(j)            Investments in Hedging Agreements permitted by Section 9.12;

(k)           other loans, advances or Investments not covered by clauses (a) through (j) above, not to exceed in an aggregate amount at any time outstanding, the greater of (i) $50,000,000 and (ii) 2.5% of Partners’ Capital; and

(l)            loans or advances to, or Investments in, any Exempted Joint Venture; provided that (i) the aggregate amount of all such loans, advances and Investments permitted under this provision shall not exceed $500,000,000 at any time outstanding and (ii) with respect to each such loan, advance, or Investment, the Note Parties shall be in pro forma compliance with the financial covenants set forth in Section 10.6 of this Agreement immediately before and after giving effect to such loan, advance or Investment.

Section 10.10.      ERISA Compliance.  The Company will not, and will not permit any Subsidiary to:

(a)           at any time engage in any Prohibited Transaction with respect to a Plan which would reasonably be expected to result in a material liability to any Note Party; or permit any

43

Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of any Note Party or any of their Subsidiaries pursuant to ERISA;

(b)           engage in any transaction in connection with which any Note Party or any Subsidiary thereof would reasonably be expected to be subject to a material civil penalty assessed pursuant to the provisions of section 502 of ERISA;

(c)           terminate any Plan in a “distress termination” under section 4041 of ERISA, or take any other action which would reasonably be expected to result in a material liability of any Note Party or any Subsidiary thereof to the PBGC;

(d)           except where such failure would not reasonably be expected to result in a material liability to any Note Party, (i) fail to make payment when due of all amounts which, under the provisions of any Plan, any Note Party or any Subsidiary thereof is required to pay as contributions thereto, or, (ii) with respect to any Plan, fail to satisfy the minimum funding standard (as described in section 302 of ERISA and section 412 of the Code, whether or not waived, with respect thereto);

(e)           adopt an amendment to a Plan which amendment would be restricted by section 436 of the Code; or

(f)            without obtaining the prior consent of the Required Holders (which consent shall not be unreasonably withheld), engage in any transaction or enter into any agreement that would require any Note Party to establish, maintain, contribute to, or become liable (whether contingent or otherwise) to a Multiemployer Plan that, as of the date on which the Note Party engages in such transaction or enters into such agreement, has been determined by the Multiemployer Plan’s actuary to be in “endangered” or “critical” status under section 432 of the Code.

Section 10.11.      Change in Accounting Method.  The Company will not, and will not permit any Subsidiary to, make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

Section 10.12.      Redemption, Dividends, Equity Issuance, Distributions and Payments.  The Company will not, and will not permit any Subsidiary to, at any time:

(a)           redeem (whether as a result of mandatory or optional redemption obligations or rights), purchase, retire or otherwise acquire, directly or indirectly, any of the Company’s Equity Interests or any of such Subsidiary’s Equity Interests that are not owned by a Note Party or any wholly-owned Subsidiary thereof, or set aside any amount for any such purpose, except for the redemption, purchase, retirement or other acquisition: (i) by the Company of Equity Interests in the Company or Equity Interests in the General Partner (A) for an amount not to exceed $15,000,000 in the aggregate in any fiscal year or $50,000,000 in the aggregate during the term of this Agreement (such Agreement term deemed to commence on the Restatement Effective Date), in each case, exclusive of redemptions, purchases, retirements or other acquisitions permitted under any other clause of this Section 10.12(a), (B) with the net cash proceeds from a substantially concurrent issuance of new Equity Interests in the Company or (C) made in exchange for newly issued Equity Interests in the Company (provided that the aggregate amount of redemptions, purchases, retirements or other acquisitions of Equity Interests in the General

44

Partner pursuant to the preceding clauses (B) and (C) shall not exceed $200,000,000 in the aggregate during the term of this Agreement (such Agreement term deemed to commence on the Restatement Effective Date); (ii) by the Company of the Company Preferred Equity to the extent that, solely with respect to this clause (ii), immediately before and after giving pro forma effect to such redemption, (1) the Leverage Ratio is less than 3.25 to 1.00 and (2) the Revolving Availability (as defined in the Credit Agreement as of the date hereof) is greater than or equal to $200,000,000; and (iii) in connection with a Permitted Acquisition made in satisfaction of an indemnity obligation owed to a Note Party or Affiliate thereof, with respect to any redemption under this Section 10.12(a), so long as, in each case, no Default or Event of Default exists both immediately before and after giving effect to such redemption, purchase, retirement or other acquisition;

(b)           declare or pay, directly or indirectly, any dividend, except (i) dividends paid to a Note Party which is a direct parent of the Note Party paying a dividend, (ii) non-cash dividends paid to the holders of any Equity Interests of the Company in the form of additional Equity Interests of the Company, and (iii) Cash Dividends to the holders of any Equity Interests of the Company, so long as (x) no Default or Event of Default exists both immediately before and after giving effect to the declaration and the payment of such Cash Dividend and (y) such Cash Dividend does not exceed Available Cash for such quarterly period; or

(c)           make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any Equity Interests except as permitted in Section 10.12(b).

Section 10.13.      Sale of Receivables.  The Company will not, and will not permit any Subsidiary to, sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except to the extent in the ordinary course of business consistent with past practices.

Section 10.14.      Sale and Lease-Back Transactions.  The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby any Note Party shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which such Note Party intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

Section 10.15.      Change of Name or Place of Business.  The Company will not, and will not permit any Note Party to, change its name, jurisdiction of organization, location of its chief executive office or principal place of business or the place it keeps its material books and records, unless the Company has notified the Collateral Agent of such change in writing at least 10 Business Days (or such lesser time as is acceptable to the Collateral Agent) before the effective date of such change.

Section 10.16.      Restrictive Agreements.  Other than as provided in this Agreement, the Credit Agreement or any Permitted Term Indebtedness Agreement, the Company will not, and will not permit any Subsidiary to, directly or indirectly, agree to restrict or

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condition (i) the payment of any dividends or other distributions to or by any Note Party; provided that the Company may agree, in connection with the issuance of preferred Equity Interests in the Company not prohibited under this Agreement, to restrict or condition the payment of dividends or other distributions on its Equity Interests; (ii) the payment of any Indebtedness owed to any Person, including any Note Party; (iii) the making of any loans or advances to any Person, including any Note Party; (iv) the transfer of any of its Properties to any Person, including any Note Party or (v) the granting of any Liens on any of its Properties, except for (a) restrictions limited to Property serving as collateral for Indebtedness permitted pursuant to Section 10.7 and Refinancing Indebtedness in respect thereof (so long as the restrictions in such Refinancing Indebtedness are not more burdensome on the Note Parties as the Indebtedness being refinanced), (b) customary non-assignment provisions arising under leases, subleases, licenses, joint venture agreements and other similar agreements entered into in the ordinary course of business, and (c) customary restrictions imposed with respect to Property being acquired pursuant to a Permitted Acquisition or sold pursuant to a Permitted Disposition.

Section 10.17.      Tax Consolidation.  The Company will not, and will not permit any Subsidiary to, file, or consent to the filing of, any consolidated income tax return with any Person other than another Note Party.

Section 10.18.      Deposit Accounts.  The Company will not, and will not permit any Subsidiary to, (a) establish any deposit accounts other than those listed on Schedule 4.7(h) (as updated from time to time pursuant to the terms hereof in accordance with Section 17.1), or (b) maintain or permit to exist any deposit account, in each case of clause (a) or (b), unless such deposit accounts are (i) Controlled Accounts or (ii) Excluded Deposit Accounts.

Section 10.19.      Organizational Documents; Tax Sharing Agreements.  The Company will not, and will not permit any Subsidiary to, modify any of their Organizational Documents in a manner that is materially adverse to the holders of Notes or enter into or modify any tax sharing agreement in either case in a manner that is materially adverse to the holders of Notes.

Section 10.20.      Most Favored Lender Status.  The Company will not, and will not permit any Subsidiary to, enter into, assume or otherwise be bound or obligated (including, without limitation, by amendment to the Credit Agreement) under the Credit Agreement, or under any agreement creating or evidencing Indebtedness in excess of $20,000,000 issued in an institutional private placement (the Credit Agreement and any such other agreement each being an “MFL Agreement”), in either case containing one or more Additional Covenants (other than those in the Credit Agreement on the date hereof) or Additional Defaults (other than those in the Credit Agreement on the date hereof), unless prior written consent to such MFL Agreement shall have been obtained pursuant to Section 17.1; provided, however, in the event the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such MFL Agreement without the prior written consent of the Required Holder(s), the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such MFL Agreement.  The Company further covenants to promptly execute and deliver at its expense (including the fees and expenses of counsel for the holders of Notes) an amendment to this Agreement in form and substance satisfactory to the

46

Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.20, but shall merely be for the convenience of the parties hereto.

Section 10.21.      Credit Agreement Financial Covenants.  The Company shall not, and shall not permit, the financial covenants contained in Section 7.11 (or any successor Section) of the Credit Agreement and the defined terms referenced therein to be amended or otherwise modified in any significant manner that is different than the financial covenants contained in Section 10.6 of this Agreement and the defined terms referenced therein without providing the holders with (a) at least 20 Business Days prior written notice of the Company’s proposed amendments or modifications to such financial covenants and/or definitions and (b) an opportunity to review and discuss such proposed amendments and modifications with a Financial Officer of the Company prior to their effectiveness.  For purposes of this Section 10.21, any such amendment or modification that (1)(x) introduces a separate maximum secured leverage ratio in addition to a maximum total leverage ratio or (y) modifies the working capital loan exception in the numerator of such leverage ratio shall be deemed “significant” and (2) increases or decreases the maximum total leverage ratio shall not be deemed “significant.”  Regardless of whether any such amendment or modification is “significant” for purposes of this Section 10.21, the holders expressly reserve their rights under Section 10.20 with respect to any amendment or modification of the Credit Agreement.

SECTION 11.                  EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           (x) the Company defaults in the performance of or compliance with any term contained in Sections 5.14, 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.2, 9.15 or Section 10, or (y) the Company defaults in the performance of or compliance with any term contained in Sections 9.2 or 9.12(b)(ii) and such default is not remedied within three Business Days after the earlier of (i) a Responsible Officer of a Note Party obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)(y)); or

(d)           the Company or any other Note Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Note Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of a Note Party obtaining actual knowledge of such default

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and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)           any representation or warranty made in writing by or on behalf of the Company or any other Note Party or by any officer of the Company or any other Note Party in this Agreement, any other Note Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)            (i) any “Event of Default” as defined in the Credit Agreement occurs, or (ii) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (iii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than as a result of the giving of a notice of voluntary prepayment or repurchase) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)           the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against

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the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)            any Note Party or any of their Subsidiaries shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $10,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Note Party or any of its Subsidiaries, or with respect to any of their respective Property, and either (i) there is a period of 90 consecutive days, with respect to any such judgment less than or equal to $50,000,000, or 45 days with respect to any such judgment greater than $50,000,000, in each case, at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award; or

(j)            any of the following shall occur where such occurrence, individually or in the aggregate, would reasonably be expected to result in any material liability:  (i) a Reportable Event shall have occurred with respect to a Plan; (ii) the filing by any Note Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan under the provisions of section 4041 of ERISA; (iii) the receipt of notice by any Note Party, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (iv) any other event or condition exists which could reasonably be expected to constitute grounds under the provisions of section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (v) a Plan shall fail to maintain a minimum funding standard required by section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of section 412(c) of the Code; (vi) any Note Party or any ERISA Affiliate has incurred, or could reasonably be expected to incur, a liability under the provisions of section 4062, 4063, 4064 or 4201 of ERISA; (vii) any Note Party or any ERISA Affiliate fails to pay the full amount of an installment required under section 430(j) of the Code; or (viii) any Prohibited Transaction involving any Plan; or

(k)           this Agreement, any Note, the Guaranty Agreement, any of the Security Documents or any other Note Document, or any material provision thereof, shall for any reason cease to be, or shall be asserted by any Note Party not to be, a legal, valid and binding obligation of any Note Party, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Note Party not to be, a valid, first priority perfected Lien against any portion of the Collateral with a Fair Market Value exceeding $5,000,000 (except to the extent otherwise permitted under this Agreement or any of the Security Documents).

SECTION 12.                  REMEDIES ON DEFAULT, ETC.

Section 12.1.        Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of

49

Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.        Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding and/or the Collateral Agent may proceed to protect and enforce the rights of such holder and/or the Collateral Agent, as the case may be, by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  The holders of Notes shall have the other remedies contained in the Intercreditor Agreement, the Guaranty Agreement and the Security Documents.

Section 12.3.        Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured

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or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                         No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note or any other Note Document upon any holder of a Note or upon the Collateral Agent shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.                         Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (including the principal amount and stated interest thereon).  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.                         Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any transfer and stamp taxes or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not

51

be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.                         Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                  PAYMENTS ON NOTES.

Section 14.1.                         Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                         Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election,

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either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.                  EXPENSES, ETC.

Section 15.1.                         Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Note Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $7,500.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.                         Indemnification.  The Company hereby agrees to indemnify the Purchasers, the holders of Notes, the Collateral Agent and each of their Related Parties (each such Person being called an “Indemnitee”) from, and hold each Indemnitee harmless against, any and all losses, claims (including Environmental Claims), damages, liabilities (including Environmental Liabilities) and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (other than such Indemnitee and its Related Parties, but including the Company or any of its Subsidiaries) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Note or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substance on or from any property owned by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating

53

to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, (v) ownership by any holder of Notes or the Collateral Agent of any Property following foreclosure under the Security Documents, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, located in, on or under such Property prior to or at the time of such foreclosure, including losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances, solely by virtue of ownership, or (vi) any holder of Notes or the Collateral Agent being deemed an operator of any such Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance located in, on or under such Property at or prior to any foreclosure thereon under the Security Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Note Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Note Document, if the Company or such Note Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 15.2 shall not apply with respect to taxes.

Section 15.3.                         Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.

SECTION 16.                                                                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein and in each other Note Document shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any other Note Party pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of the Company or such other Note Party, as applicable, under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between each Purchaser and the Company and, subject to Section 22.10, supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                                                  AMENDMENT AND WAIVER.

Section 17.1.                         Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or

54

prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)                                 no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)                                 no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Section 8 (except as set forth in Section 17.1(c)), 11(b), 12, 17 or 20; and

(c)                                  the provisions of Section 8.7 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 17.2.                         Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any other Note Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof, or of any Note or of any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.7 having been amended pursuant to Section 17.1(c) and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected

55

or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                         Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of a Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.                         Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Note Document, or have directed the taking of any action provided herein, in the Notes or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.                  NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                               if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Craig S. Jones, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

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SECTION 19.                  REPRODUCTION OF DOCUMENTS.

This Agreement, the other Note Documents and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Original Closing (except the Notes themselves) and the date hereof, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                  CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company or any Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or

57

disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement and the other Note Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

SECTION 21.                  SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.                  MISCELLANEOUS.

Section 22.1.                         Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.                         Payments Due on Non-Business Days.  Anything in this Agreement, the Notes or any other Note Document to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day

58

shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.                         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 - Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.  If any Note Party is required after the date of the Restatement Effective Date to implement any change(s) in its accounting principles and practice as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or any successor organization, and if such change(s) result in any material change in the method of calculation of the Leverage Ratio, the Senior Secured Leverage Ratio or the Interest Coverage Ratio, then for all periods after the date of implementation of such change(s) until one or more appropriate amendments of this Agreement addressing such change(s) in GAAP are negotiated, executed and delivered by the parties hereto in a form acceptable to all such parties, the Leverage Ratio, the Senior Secured Leverage Ratio or the Interest Coverage Ratio, as applicable, shall be calculated hereunder utilizing GAAP as in effect prior to such change(s).

Section 22.4.                         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.                         Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one

59

instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.                         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.                         Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes and the other Note Documents to which it is a party.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                  Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                 THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9.                         Transaction References.  The Company agrees that Prudential may (i) refer to its role in originating the purchase of the Notes from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.

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Section 22.10.      Effect of Amendment and Restatement.  As of the Restatement on the Restatement Effective Date, the Existing Note Agreement shall be amended, restated and superseded in its entirety by this Agreement.  The parties hereto acknowledge and agree that (a) this Agreement and the other Note Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment or reborrowing, or termination of the Note Obligations under the Existing Note Agreement as in effect prior to the Restatement on the Restatement Effective Date, (b) such Note Obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and the other Note Documents, and (c) the Liens granted under the Security Documents or any other Note Document are continuing and in full force and effect and the amendment and restatement of the Existing Note Agreement and any other Note Document shall not constitute a novation, termination, extinguishment, new grant or re-grant of such Liens.  Each reference to the Existing Note Agreement in any Note Document shall be deemed to be a reference to this Agreement.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NGL ENERGY PARTNERS LP, a Delaware limited partnership

By:	NGL Energy Holdings LLC,
its general partner

By:	/s/ Robert “Trey” Karlovich III
Name:	Robert “Trey” Karlovich III
Title:	Chief Financial Officer and
Executive Vice President

Signature Page to

Amended and Restated Note Purchase Agreement

This Agreement is hereby

accepted and agreed to on

the date first above written,

effective as of the Restatement

Effective Date.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a holder

By:	/s/ Brian Lemons
Vice President

PRUCO LIFE INSURANCE COMPANY, as a holder

By:	/s/ Brian Lemons
Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY, as a holder

By:	PGIM, Inc., as investment manager

	By:	/s/ Brian Lemons
Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as a holder

By:	PGIM, Inc., as investment manager

	By:	/s/ Brian Lemons
Vice President

Signature Page to

Amended and Restated Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY, as a holder

By:	PGIM, Inc., as investment manager

	By:	/s/ Brian Lemons
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a holder

By:	PGIM, Inc., as investment manager

	By:	/s/ Brian Lemons
Vice President

Signature Page to

Amended and Restated Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

(successor by merger to First SunAmerica Life Insurance Company)

AMERICAN HOME ASSURANCF COMPANY

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

AIG PROPERTY CASUALTY COMPANY (f/k/a CHARTIS PROPERTY CASUALTY  COMPANY)

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By:	/s/ Michael Reynolds
Name:	Michael Reynolds
Title:	Vice President

Signature Page to

Amended and Restated Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as a holder

By:	/s/ Lisa M. Ferraro
Name:	Lisa M. Ferraro
Title:	Managing Director

Signature Page to

Amended and Restated Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA,
as a holder

By:	/s/ Steve Theofanis
Name:	Steve Theofanis
Title:	Managing Director — Private Fixed Income

By:	/s/ Stephen Kicinski
Name:	Stephen Kicinski
Title:	Senior Managing Director — Private Fixed Income

Signature Page to

Amended and Restated Note Purchase Agreement

NGL ENERGY PARTNERS LP

INFORMATION RELATING TO PURCHASERS

[See Purchaser Schedules beginning on following page]

PURCHASER SCHEDULE

NGL Energy Partners LP

6.65% Senior Secured Notes due 2022

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$57,970,000	$40,150,000
$17,820,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $40,150,000)

Account Name: Privest Plus Account No.: P86288 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $17,820,000)

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102
Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 22-1211670

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	PRUCO LIFE INSURANCE COMPANY	$4,720,000	$3,590,000
$1,130,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Pruco Life Private Placement Account No.: P86192 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $3,590,000)

Account Name: PLAZ MVA PCG Privates Account No.: P01352 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $1,130,000)

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Pruco Life Insurance Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Pruco Life Insurance Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 22-1944557

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)
	UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY	$2,680,000	$2,680,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Citibank/NYC ABA No.: 021-000-089 Account Name: Citibank N.A. NY Trust and Custody Account No.: 36859933 SWIFT: CITIUS33 FFC Account Name: UPARC PLAZ Trust 2 FFC Account No.: 240220

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Universal Prudential Arizona Reinsurance Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Universal Prudential Arizona Reinsurance Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 41-2214052

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY	$3,000,000	$3,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Citibank/NYC ABA No.: 021-000-089 Account Name: Citibank N.A. NY Trust and Custody Account No.: 36859933 SWIFT: CITIUS33 FFC Account Name: PARCC PLAZ Trust 1 FFC Account No.: 240212

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Arizona Reinsurance Captive Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Arizona Reinsurance Captive Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 33-1095301

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	$4,630,000	$4,630,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Prudential Arizona Reinsurance Universal Company - privates Account No.: P01372 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Arizona Reinsurance Universal Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Arizona Reinsurance Universal Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 45-2941561

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$27,000,000	$27,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank New York, NY ABA No. 021000021 Account Name: PRIAC Account No. P86329 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “6.65% Senior Secured Notes due 2022, Security No. INV11502, PPN 62913M A*8” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Retirement Insurance and Annuity Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)                                 Send copy by email to:

jaya.mcclure@prudential.com

(4)	Tax Identification No.: 06-1050034

AMERICAN GENERAL LIFE INSURANCE COMPANY

Issuer:  NGL Energy Partners LP

Par Amount:  $15,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  AMERICAN GENERAL LIFE INS. CO. PHYSICAL; Account No. 886623

Reference:  PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)           Payment notices, audit confirmations and related note correspondence to:

American General Life Insurance Company (886623)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)          Duplicate payment notices (only) to:

American General Life Insurance Company (886623)

c/o The Bank of New York Mellon

Attn:  P & I Department

Email:   aigteam@bnymellon.com

(4)           * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:  complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)           Tax I.D. Number for American General Life Insurance Company:  25-0598210

(7)           Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

BNYM Participant Number:  901

BNYM Account Name:  AMERICAN GENERAL LIFE INSURANCE COMPANY

BNYM Account Number:  886623

AMERICAN GENERAL LIFE INSURANCE COMPANY

Issuer:   NGL Energy Partners LP

Par Amount:  $6,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  AMERICAN GENERAL LIFE INS. CO. PHYSICAL; Account No. 886623

Reference:  PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)          Payment notices, audit confirmations and related note correspondence to:

American General Life Insurance Company (886623)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)          Duplicate payment notices (only) to:

American General Life Insurance Company (886623)

c/o The Bank of New York Mellon

Attn:  P & I Department

Email:   aigteam@bnymellon.com

(4)           * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:  complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)          Tax I.D. Number for American General Life Insurance Company:  25-0598210

(7)           Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

BNYM Participant Number:  901

BNYM Account Name:  AMERICAN GENERAL LIFE INSURANCE COMPANY

BNYM Account Number:  886623

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

Issuer:  NGL Energy Partners LP

Par Amount:  10,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Name:  AIG PHYSICAL WIRE ACCOUNT

Account Number:  780153941

FFC to:  P68423

Reference:  PPN PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)           Payment notices, audit confirmations and related note correspondence to:

The United States Life Insurance Company in the City of New York (P68423)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)          Duplicate payment notices (only) to:

The United States Life Insurance Co. in the City of New York (P68423)

c/o JPMorgan Client Services

Email:  physical.abs.income@jpmorgan.com

(4)          * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:  complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  CUDD & CO (Tax ID #:  13-6022143)

(6)                                 Tax ID Number for The United States Life Insurance Company in the City of New York:  13-5459480

(7)           Physical Delivery Instructions:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center

Brooklyn, New York 11245-0001

Attn:  Physical Receive Department — 3rd Floor (for overnight mail) OR

Physical Receive Dept. — 1st Floor, Window 5 (for messenger, use Willoughby Entrance)

Contact:  Aubrey M. Reuben; Phone:  (718) 242-0269

JPM Participant Number:  902

JPM Account Name:  THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF N. Y.

JPM Account Number:  P68423

AMERICAN HOME ASSURANCE COMPANY

Issuer:  NGL Energy Partners LP

Par Amount:  $7,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  AMERICAN HOME ASSURANCE CO.; Account No:  554933

Reference:  PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)          Payment notices, audit confirmations and related note correspondence to:

American Home Assurance Company (554933)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)          Duplicate payment notices (only) to:

American Home Assurance Company (554933)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

(4)          * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:  complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)           Tax I.D. Number for American Home Assurance Company:  13-5124990

(7)           Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

BNYM Participant Number:  901

BNYM Account Name:  AMERICAN HOME ASSURANCE COMPANY

BNYM Account Number:  554933

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

Issuer:  NGL Energy Partners LP

Par Amount:  $7,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  NATIONAL UNION FIRE INSURANCE CO.; Account No:  554910

Reference:  PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)          Payment notices, audit confirmations and related note correspondence to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas   77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)           Duplicate payment notices (only) to:

National Union Fire Insurance Co. of Pittsburgh, PA (554910)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

(4)          * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:   complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)          Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)                                 Tax I.D. Number for National Union Fire Insurance Company of Pittsburgh, PA:  25-0687550

(7)          Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

(a)           BNYM Participant Number:  901

BNYM Account Name:  NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA

BNYM Account Number:  554910

AMERICAN GENERAL LIFE INSURANCE COMPANY

Issuer:  NGL Energy Partners LP

Par Amount:  $5,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  AMERICAN GENERAL LIFE INS. CO. PHYSICAL; Account No. 886623

Reference:  PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)           Payment notices, audit confirmations and related note correspondence to:

American General Life Insurance Company (886623)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)           Duplicate payment notices (only) to:

American General Life Insurance Company (886623)

c/o The Bank of New York Mellon

Attn:  P & I Department

Email:   aigteam@bnymellon.com

(4)           * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:  complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)           Tax I.D. Number for American General Life Insurance Company:  25-0598210

(7)           Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

BNYM Participant Number:  901

BNYM Account Name:  AMERICAN GENERAL LIFE INSURANCE COMPANY

BNYM Account Number:  886623

AIG PROPERTY CASUALTY COMPANY

Issuer:  NGL Energy Partners LP

Par Amount:  $5,000,000

(1)                                 All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name:  BNYM Income

Account Number:  GLA111566

For Further Credit to:  AIG PROPERTY CASUALTY CO.; Account No:  554903

Reference:  PPN PPN #62913M A*8 and Prin.: $          ; Int.: $

(2)           Payment notices, audit confirmations and related note correspondence to:

AIG Property Casualty Company (554903)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas   77019-2155

Attn:  PCG Investment Portfolio Support

Email:  PPGIPS@aig.com

(3)          Duplicate payment notices (only) to:

AIG Property Casualty Company (554903)

c/o The Bank of New York Mellon

Attn:  P & I Department

Fax:  (718) 315-3076

(4)          * Compliance reporting information (financial docs, officer’s certificates, etc.) to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas  77019-2155

Attn:  Private Placements Compliance

Email:   complianceprivateplacements@aig.com

* Note:  Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)           Note to be issued in the nominee name of:  HARE & CO., LLC (Tax ID #:  13-6062916)

(6)           Tax I.D. Number for AIG Property Casualty Company:  25-1118791

(7)           Physical Delivery Instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department — 5th Floor

Contact:  Andre Granville; Phone:  (315) 414-3068

BNYM Participant Number:  901

BNYM Account Name:  AIG PROPERTY CASUALTY COMPANY

BNYM Account Number:  554903

PURCHASER SCHEDULE

NGL Energy Partners LP

6.65% Senior Secured Notes due 2022

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	$55,000,000	$55,000,000

(1)	All payments on account of Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.
ABA # 021-000-021
Account Number: 900-9-000200
Account Name: TIAA
For Further Credit to the Account Number: G07040
Reference: PPN: 62913M A*8 / NGL Energy Partners LP
Maturity Date: June 19, 2022 / Interest Rate: 6.65% / P&I Breakdown

(2)	Address for all notices relating to payments:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-5504
E-mail: jpiperato@tiaa.org or mwolfe@tiaa.org

With a copy to: JPMorgan Chase Bank, N.A. P.O. Box 35308 Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Energy and Infrastructure

Telephone:            (212) 916-6547(Lisa Ferraro)

Facsimile:              (212) 916-6140

Email:                    lisa.ferraro@tiaainvestments.com

and to:

Teachers Insurance and Annuity Association of America

560 Mission Street

San Francisco, California  94105

Attention:  Energy and Infrastructure

Telephone: (415) 882-3529(Vikram Singh) Email: vikram.singh@tiaainvestments.com

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	Address for all other communications and notices:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Energy and Infrastructure

Telephone:            (212) 916-6547(Lisa Ferraro)

Facsimile:              (212) 916-6140

Email:                    lisa.ferraro@tiaainvestments.com

and to:

Teachers Insurance and Annuity Association of America

560 Mission Street

San Francisco, California  94105

Attention:  Energy and Infrastructure

Telephone:            (415) 882-3529(Vikram Singh)

Email:                    vikram.singh@tiaainvestments.com

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
For TIAA A/C #G07040

(6)	Tax Identification No.: 13-1624203

PURCHASER SCHEDULE

NGL Energy Partners LP

6.65% Senior Secured Notes due 2022

(1)	Name and Address of Purchaser	Principal Amount

	Sun Life Assurance Company of Canada	$40,000,000
	150 King Street West
	Toronto, Ontario, Canada M5H 1J9
	Attn: Private Fixed Income

(2)	Payments:

All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer via International Wire Payment, through the Automated Clearing House System, to:

DESTINATION BANK:	Wachovia Bank, N.A. New York, NY SWIFT CODE: PNBPUS3NNYC FEDWIRE ABA #026005092 “Or” CHIPS Participant ABA #0509

BENEFICIARY’S BANK:	Bank of Montreal International Banking, Head Office 129 St. James Montreal, Quebec SWIFT CODE: BOFMCAM2 “Or” CHIPS UID 046440 Account #: 2000192009878

BENEFICIARY:	24234600338 Sun Life Assurance Company of Canada 227 King Street South Waterloo, Ontario N2J 4C5 Refer: (For Private Fixed Income - 302F37)

(3)	Payment Notices:
All notices with respect to payments and prepayments of the Notes shall be sent to:

Sun Life Assurance Company of Canada
227 King Street South
Waterloo, Ontario, Canada N2J 4C5
Attention: Donna Kutchcoski (Private Placement Specialist)
Phone: (519) 888-2703
Facsimile: (519) 888-3666
E-mail: donna.kutchcoski@sunlife.com

With a copy to:

Sun Life Assurance Company of Canada
1155 Metcalfe Street, suite 2156
Montreal, Quebec, Canada H3B 2V9
Attention: Maurice Primeau
Phone: (514) 866-6419
Facsimile: (519) 866-1449
E-mail: maurice.primeau@sunlife.com

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(4)	Other Notices and Communications:
All other notices and communications shall be delivered or mailed to:

Sun Life Assurance Company of Canada
1155 Metcalfe Street, suite 2156
Montreal, Quebec, Canada H3B 2V9
Attention: Maurice Primeau
Phone: (514) 866-6419
Facsimile: (519) 866-1449
E-mail: maurice.primeau@sunlife.com

(5)	Recipient of telephonic prepayment notices:
Phone: (514) 866-6419 (Maurice Primeau)
Facsimile: (519) 866-1449

(6)	Taxpayer Identification Number:	Canada Revenue Agency Business Number is 105071005.

(7)	Physical Delivery of Notes:

Sun Life Assurance Company of Canada
227 King Street South
Waterloo, Ontario, Canada N2J 4C5
Attention: Donna Kutchcoski (Private Placement Specialist)
Phone: (519) 888-2703
Facsimile: (519) 888-3666
E-mail: donna.kutchcoski@sunlife.com

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by the Company or any other Note Party in exchange for, or as part of, or in connection with, such Permitted Acquisition, whether paid in cash or by exchange of equity interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided, that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Company or any other Note Party.

“Acquisition Determination Date” means the date of execution by any Note Party of any binding agreement to undertake a Permitted Acquisition.

“Additional Covenants” means any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B of this Agreement.

“Additional Defaults” means any provision contained in any document or instrument creating or evidencing Indebtedness of the Company or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B of this Agreement.

Schedule B

(to Note Purchase Agreement)

“Administrative Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent pursuant to the Credit Agreement or any successor administrative agent appointed pursuant to the provisions thereof.

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries controls or is controlled by or under common control with such first-mentioned Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person through the ability to exercise voting power, by contract or otherwise.  Without limiting the generality of the foregoing, control of the right to vote 10% or more of all voting securities of a Person or beneficial ownership of 10% of the outstanding equity interests in such Person shall be deemed to be control.

“Agreement” means this Agreement as it may be amended or supplemented from time to time.

“Annual Audited Financial Statements” means (a) the annual audited financial statements of the Company and its Subsidiaries, including all notes thereto, which statements shall include, on a consolidated basis, a balance sheet as of the end of such fiscal year and a statement of operations, a statement of changes in equity and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year consistently applied and accompanied by a report and opinion of Grant Thornton LLP or another firm of independent certified public accountants of national standing reasonably acceptable to the Required Holders, which report shall not contain any qualification (and be without comment as to the accountants’ opinion whether such Person is a “going concern” or can continue to be a “going concern”), except that such report may contain qualifications with respect to new accounting principles mandated by the Financial Accounting Standards Board (or its successor organization), and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP consistently applied, and (b) annual unaudited business line financial statements of the Company and its Subsidiaries prepared in reasonable detail.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Available Cash” has the meaning ascribed to such term in the Agreement of Limited Partnership of the Company as in effect as of the Original Closing Date.

“Bank Products” means any of the following a Secured Party provides to, or enters into with, a Note Party:

(a)                                 any deposit, lockbox or other cash management arrangement; or

(b)                                 any other traditional commercial bank product, service or agreement pursuant to which a Note Party or Subsidiary of a Note Party may be indebted or owe obligations to a Lender or one of its Affiliates, including credit cards for commercial customers (including

“commercial credit cards” and purchasing cards), stored value cards and treasury management services (including controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services).

“Blocked Person” is defined in Section 5.16(a).

“Borrowing Base Certificate” means a certificate completed in the form of Exhibit G attached to the Credit Agreement (and otherwise in form and substance satisfactory to the Purchasers), signed by a Responsible Officer of the Company.

“Borrowing Base Reference Time” means, with respect to any Borrowing Base Certificate, the close of business as of the last day of the period covered by such Borrowing Base Certificate.

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Business Entity” means corporations, partnerships, joint ventures, joint stock associations, business trusts, limited liability companies, unlimited liability companies, and other business entities.

“Canadian Dollars” means dollars in lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, all capital expenditures of such Person, on a consolidated basis, for such period determined in accordance with GAAP.

“Capital Lease Obligations” means the obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Cash Dividends” means, with respect to any Person for any period, all cash dividend and cash distribution payments actually made on any Equity Interests of such Person for such period.

“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition or acceptance that are issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank with commercial paper rated, on the day of such purchase, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent by Moody’s, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States government, (d)

commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” means the occurrence of any of the following events: (a) the Company fails to directly or indirectly own and control beneficially and of record (free and clear of Liens other than Liens permitted under Section 10.5) the percentage of the Equity Interests of each Guarantor as set forth on Schedule 5.4 (other than as a result of a Permitted Disposition); (b) the General Partner shall fail to directly own and control beneficially and of record (free and clear of Liens other than Liens permitted under Section 10.5) 100% of the general partner interests of the Company; (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the voting Equity Interests of the General Partner on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (d) a majority of the members of the board of managers or other equivalent governing body of the General Partner (excluding vacant seats) cease to be Continuing Members.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all collateral and security as described in the Security Documents.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent pursuant to the Intercreditor Agreement or any successor collateral agent appointed pursuant to the provisions thereof.

“Collateral Reinstatement Date” means the first date following any Collateral Release Date on which the Company ceases to have an Investment Grade Rating from at least two of S&P, Moody’s and/or Fitch.

“Collateral Release Date” is defined in Section 9.15.

“Company” means NGL Energy Partners LP, a Delaware limited partnership.

“Company Notice” is defined in Section 9.17.

“Company Preferred Equity” means the class A preferred Equity Interests in the Company.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B-1 and otherwise in form and substance satisfactory to the Required Holders.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, for the Note Parties on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) income tax expense, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charges in respect of an item that was included in Consolidated Net Income in a prior period), (vi) fees and expenses incurred during such period in connection with any proposed or actual issuance of any Indebtedness or Equity Interests, or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, and any losses during such period attributable to cash payments relating to early extinguishment of Indebtedness, (vii) any marked to market net unrealized gains on Product that is physical inventory on the consolidated balance sheet of the Note Parties and their Subsidiaries at the end of such period where the lower of cost or market expenses, or losses on associated hedge transactions, as applicable, have been realized in Consolidated Net Income for such period, and (viii) any marked to market net unrealized gains on financial derivatives and fixed price forward contracts relating to the purchase of sale of Product held by the Note Parties and their Subsidiaries at the end of such period; provided, however that the amount of adjustments pursuant to clause (viii) above shall not exceed 5.0% of the Consolidated EBITDA reflected in the most recently delivered Compliance Certificate, and minus (b) the following to the extent included in Consolidated Net Income:  (i) extraordinary gains and any non-cash items of income for such period and (ii) all cash payments made during such period in respect of non-cash charges described in clause (a)(v) above in a prior period; provided, however, that the results of operations of all Persons in which the Note Parties have an ownership interest (other than a Subsidiary or other Person that the Note Parties retain at least 50% of the ownership interests in) shall only be included in Consolidated EBITDA to the extent that the relevant Note Party actually receives cash distributions in respect of its ownership interests in such Person during such period for which Consolidated EBITDA is being calculated (provided that in the event of any Disposition of the Note Parties’ ownership interests in such Person, any cash distributions received by the Note Parties in respect of such Disposition included in the calculation of Consolidated EBITDA shall be deducted therefrom for such period).  Consolidated EBITDA shall be calculated for each period, on a pro forma basis, after giving effect to, without duplication, any Major Permitted Business Expansion Project, any Permitted Acquisition and any Material Disposition occurring during each period, as the case may be, and as if such Major Permitted Business Expansion Project, Permitted Acquisition and Material Disposition occurred or was completed on the first day of such period; provided that with regard to each Permitted Acquisition (x) such pro forma adjustment shall not exceed by more than 15.0%, either (1) the actual EBITDA of the Person or assets being acquired for the immediately preceding four fiscal quarters ending on or prior to the date of determination or (2) the actual EBITDA of the Person or assets being acquired for the immediately preceding eight fiscal quarters ending on or prior to the date of determination divided by two, as elected by the Company, and (y) no such pro forma adjustments shall be allowed unless, not less than five Business Days (or such lesser period as is acceptable to the Required Holders) prior to the applicable Acquisition Determination Date, the holders of Notes shall have received the documentation required in connection with such Permitted Acquisition and the calculations supporting such pro forma adjustments.  In making the pro forma calculation contemplated by the preceding sentence, adjustments to Consolidated EBITDA shall be determined in good faith by the Company based on reasonable assumptions; provided that (A) any such pro forma adjustments to Consolidated EBITDA shall be acceptable to the Required Holders and (B) with regard to each Major Permitted Business Expansion Project, excluding the Grand Mesa Project, such pro forma adjustment (x) shall be based upon forecasted income that is either (1) derived from binding, non-contingent contracts or (2) is deemed highly probable by the applicable Note Party and such determination is acceptable to the Required Holders in their discretion, in each case of clauses (1) and (2), less appropriate direct and indirect costs to realize such income and (y) when aggregated with all pro forma adjustments attributable to Major Permitted Business Expansion Projects, excluding the Grand Mesa Project, shall not exceed 15.0% of the Consolidated EBITDA reflected in the most recently delivered Compliance Certificate, net of any actual Consolidated EBITDA realized from such Major Permitted Business Expansion Projects (excluding the Grand Mesa Project) and without giving effect to increases in such Consolidated EBITDA arising from such Major Permitted Business Expansion Projects for such pro forma period; provided that with respect to pro forma adjustments attributable to Major Permitted Business Expansion Projects, excluding the Grand Mesa Project, derived from highly probable forecasted income pursuant to clause (x)(2) above, the aggregate adjustments shall not exceed 5.0% of the Consolidated EBITDA reflected in the most recently delivered Compliance Certificate; provided, further, that with respect to the Grand Mesa Project, such pro forma adjustment to Consolidated EBITDA shall be based on (i) forecasted income to be derived from binding, non-contingent contracts less appropriate direct and indirect costs to realize such income and (ii)  income from FERC required walk-up volume capped at 10,000 bpd ((X) in the case of the immediately preceding clause (i), net of any actual Consolidated EBITDA realized from the Grand Mesa Project, and (Y) subject to the limitation that the sum of the immediately preceding clauses (i) and (ii) shall not exceed $140,000,000 for any four quarters ending on or prior to the date of determination) multiplied by the applicable GMP Completion Percentage as of the end of such period; provided, further, that to the extent the Grand Mesa Project is not complete as of December 31, 2016, the contribution of the Grand Mesa Project to Consolidated EBITDA will be reduced by 25% per quarter for each quarter commencing with the fiscal quarter ending December 31, 2016.

“Consolidated Interest Expense” means, for any period, for the Note Parties on a consolidated basis, an amount equal to, without duplication, (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Note Parties in connection with borrowed money (including capitalized interest and letter of credit fees) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding amortized non-cash financing costs), plus (b) the portion of rent expense of the Note Parties with respect to such period attributable to interest under Capital Lease Obligations and Synthetic Leases whether or not treated as interest in accordance with GAAP, plus (c) the net amount payable under interest rate Hedging Agreements accrued during such period (whether or not actually paid during such period) minus (d) the net amount receivable under interest rate Hedging Agreements accrued during such period (whether or not actually received during such period).  “Consolidated Interest Expense” shall be calculated for each period, on a pro forma basis, after giving effect to, without duplication, any incurrence or repayment of Indebtedness, any Permitted Acquisition and any Disposition occurring during each period, as the case may be, and as if such incurrence, acquisition or disposition (as applicable) occurred or was completed on the first day of such period.

“Consolidated Net Income” means, for any period, for the Note Parties, the net income (or loss) of the Note Parties for that period determined on a consolidated basis without duplication in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP consistently applied as of such date.

“Contingent Obligation” means, as to any Person (the “guarantor”), any obligation of such guarantor guaranteeing the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively “primary obligations”) of any other Person (the “primary obligor”), whether directly or indirectly, including any obligation of such guarantor (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

“Continuing Member” means (a) individuals who, on the date hereof, constituted the board of managers or other equivalent governing body of the General Partner and (b) any new members of the board of managers or other equivalent governing body of the General Partner whose election or nomination for election by the holders of the Equity Interests of the General Partner was approved by at least a majority of the members then still in office (or a duly constituted committee thereof) either who were members on the date hereof or whose election or nomination for election was previously so approved.

“Control Agreements” collectively means the deposit account, securities account, commodity account or blocked account control agreements, in form and substance satisfactory to the Collateral Agent, to be executed and delivered by and among the Collateral Agent, the Note Parties required by the Collateral Agent and the applicable financial institutions described in

Schedule 4.7(h), together with all modifications and/or replacements thereof which are approved in writing by the Collateral Agent, for purposes of evidencing control by the Collateral Agent in one or more deposit accounts or securities accounts maintained by the applicable Note Parties with any such specified financial institution, in the case of the Collateral Agent, for purposes of perfection of the Collateral Agent’s Lien in such accounts.

“Controlled Account” means a deposit account or a securities account of any Note Party that, in each case, is subject to a Control Agreement.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Copyrights” has the meaning specified for such term in the definition of “Intellectual Property.”

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of February 14, 2017, by and among the Company, the Subsidiaries of the Company party thereto, the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, the Technical Agent and the other parties thereto, as such agreement may be modified, amended, restated, supplemented, joined or restated in accordance with its terms, or as replaced in its entirety as the primary bank credit facility of the Note Parties by a single credit agreement or similar agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Crude Oil” means liquid petroleum regardless of gravity, produced at the well by ordinary production methods and which are not the result of condensation of gas before or after it leaves the reservoir.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (i) 2.00% over the rate of interest that would otherwise be in effect for the Notes or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” means the sale, transfer, lease or other disposition (including pursuant to a merger resulting in the subject Property no longer being owned by a Note Party) of any Property.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized and domiciled in the United States of America.

“DRE” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“ECP Collateral Shortfall” has the meaning specified for such term in the Credit Agreement as in effect on February 14, 2017.

“Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for (a) pollution or contamination by, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (b) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances; (c) exposure to Hazardous Substances; or (d) the safety or health of employees.  An “Environmental Claim” includes a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

“Environmental Law” means all applicable requirements imposed by any law (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect that relate to (a) pollution, protection or clean-up of the air, surface water, ground water or land; (b) Hazardous Substance generation, recycling, reclamation, release, threatened release, handling, treatment, storage, disposal or transportation; (c) exposure of Persons or property to Hazardous Substances; or (d) occupational health and safety.

“Environmental Liabilities” means all liabilities, contingent or otherwise, arising from any Environmental Claim, Environmental Permit or Environmental Law, at law or in equity, and whether based on negligence, strict liability or otherwise, including:  remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property or natural resources, and any other related costs, expenses, losses, damages, penalties, fines, liabilities, indemnities and obligations, including attorney’s fees and court costs.

“Environmental Permit” means any permit, license, approval or other authorization required under any Environmental Law.

“Equity Interests” means as to a Business Entity, all capital stock, partnership interests, membership interests, beneficial interests in a trust or other indicia of equity rights issued by a Business Entity from time to time, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations rulings and interpretations adopted by the IRS or the Department of Labor thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which, together with any Note Party or any Subsidiary of any Note Party, is treated as a single employer under section 414(b) or (c) of the Code or, solely with respect to section 412 or 430 of the Code, section 414(m) or (o) of the Code.

“Event of Default” is defined in Section 11.

“Excluded Deposit Account” means any deposit account with a balance of less than $5,000,000; provided that the aggregate amount on deposit in all Excluded Deposit Accounts shall not, at any time, exceed 5.0% of Partners’ Capital.

“Excluded Real Property Asset” means any (a) Leasehold Property and (b) any other Real Property Asset with a book value of less than $5,000,000 (in each case of clauses (a) and (b), other than each Real Property Asset that the Note Parties have elected to designate as a Mortgaged Property); provided that the aggregate value of all Real Property Assets (including Leasehold Property) that qualifies as Excluded Real Property Assets shall not, at any time, exceed 5.0% of Partners’ Capital.

“Excluded Subsidiary” means any (a) Subsidiary that is not a Domestic Subsidiary and is not disregarded as an entity separate from its owner within the meaning of Treas. Reg. § 301.7701-1 (a “DRE”) and (b) any foreign Subsidiary that is treated as a DRE and owns (directly or indirectly through one or more DREs) a Subsidiary that is (i) not a Domestic Subsidiary and (ii) not a DRE.

“Exempted Joint Venture” means, at any time, any Business Entity that is not a Note Party (i) whose Equity Interests are directly held legally or beneficially by a Note Party (or group of Note Parties) in an amount not to exceed 75% of the outstanding Equity Interests of such Business Entity, determined as of the date the Company designated such Business Entity to be an “Exempted Joint Venture” consistent with (iii) below, (ii) all of whose Equity Interests held by any Note Party are subject to a first priority perfected security interest for the benefit of the Secured Parties pursuant to the Security Agreement (except that such Equity Interests shall not be deemed “Excluded Assets” as defined in the Security Agreement), (iii) that has been designated, in writing, by the Company to the holders of the Notes to be an “Exempted Joint Venture”, and (iv) that is engaged in a business consistent with Section 10.3 of this Agreement.  The Exempted Joint Ventures as of the date hereof are listed on Schedule 9.15.

“Existing Note Agreement” is defined in Section 1.

“Fair Market Value” means the price that would be agreed to by a willing buyer and a willing seller, where neither the buyer nor the seller is under any compulsion to buy or sell, as the fair market value of the Property in an orderly Disposition thereof; provided, that if the Company and the Required Holders cannot agree on the Fair Market Value with respect to a specific Property or Properties, the Fair Market Value shall be determined, at the cost and expense of the Company, by an independent appraiser selected by the Required Holders, who is of national standing with experience valuing comparable properties.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Purchaser Lien” means a Lien as defined in Texas Bus. & Com. Code Section 9.343, or comparable laws of the states of Oklahoma, Kansas, Mississippi, Wyoming, or New Mexico, or any other state.

“Fitch” means Fitch Ratings.

“Flood Determination Form” is defined in Section 9.17.

“Flood Hazard Property” means a Mortgaged Property the improvements on which are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and requiring either a Note Party or the Collateral Agent to purchase special flood insurance.

“Flood Laws”  means, collectively, the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994.

“GAAP” means, as to a particular Person, those principles and practices that (a) are recognized as such by the Financial Accounting Standards Board or successor organization, and (b) are consistently applied (or with respect to which any change in principles and practice mandated by the Financial Accounting Standards Board or successor organization are disclosed in writing to the holders of Notes) for all periods after the date of this Agreement in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the holders of Notes prior to the Restatement Effective Date (or with respect to which any change in principles and practice mandated by the Financial Accounting Standards Board or successor organization are disclosed in writing to the holders of Notes, subject to the provisions of Section 22.3).

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company.

“GMP Completion Percentage” with respect to the determination of Consolidated EBITDA for any period, the percentage of completion for the Grand Mesa Project determined as the quotient (expressed as a percentage) of the costs incurred by the Note Parties as of the end of the applicable period over the estimated total project cost of the Grand Mesa Project at such time.

“Governmental Authority” means the United States of America, any state of the United States, and any political subdivision of any of the foregoing, any other nation or government, or any state, provincial or other subdivision thereof, or supranational authority, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative.

“Grand Mesa Project” means that certain crude oil pipeline beginning in Weld County, Colorado and terminating in Cushing, Oklahoma.

“Guarantors” means each Subsidiary of the Company listed on Schedule 4.7(b), each other Subsidiary of the Company added as a guarantor pursuant to Section 9.15 and each other  Subsidiary that the Company shall elect to add as a guarantor in its discretion; provided, in each case, that such Person is a party to the Guaranty Agreement.  “Guarantor” means any one of such Guarantors.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement dated as of the date hereof, in substantially the form of Exhibit B-2, executed by each Guarantor in favor of the holders of Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time (including, without limitation, by any supplement thereto executed and delivered after the date hereof pursuant to Section 9.15 in order to effect the joinder of any additional Guarantor).

“Hazardous Substance” means any hazardous or toxic waste, substance or material defined as or regulated as “hazardous” or “toxic” or a “pollutant” by any Environmental Law, including dangerous waste (as defined under the Resource Conservation and Recovery Act or its regulations, as amended from time to time), any carcinogenic, mutagenic or infectious wastes or substances, petroleum and any constituent thereof, and any radioactive materials and waste; provided, however, the words “Hazardous Substance” shall not mean or include any such Hazardous Substance that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Hedging Agreement” means an agreement relating to any swap, cap, floor, collar, option, forward, futures contract, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity (including any of the commodities described in the definition of “Product”), commodity supply, credit or equity risk.

“Hedging Obligations” means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Hedging Agreements and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Immaterial Subsidiary” means any Subsidiary (other than an Excluded Subsidiary) of any Note Party designated as such by the Company; provided, that, (i) the total assets of all Immaterial Subsidiaries, determined in accordance with GAAP as of the date of the most recent financial statements delivered pursuant to Section 7.1, shall not exceed five percent (5%) of the

Consolidated Total Assets of the Company and its Subsidiaries as of such date and (ii) the Consolidated EBITDA of all Immaterial Subsidiaries, calculated on a pro forma basis as if all such Immaterial Subsidiaries were Note Parties for the purpose of such calculation, shall not exceed, as of any date of determination, 5% of the Consolidated EBITDA of all Note Parties.  The Immaterial Subsidiaries as of the date hereof are identified on Schedule 5.4.

“Indebtedness” means, as to any Person, without duplication:  (a) all indebtedness of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, note debenture or similar instrument or upon which interest charges are traditionally paid; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except current trade accounts payable arising in the ordinary course of business and payable in accordance with customary trade practices); (e) all reimbursement obligations, contingent or otherwise, of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (g) net liabilities of such Person in respect of Hedging Obligations; (h) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (i) all obligations of such Person to pay the principal portion under any Synthetic Lease (calculated as the net present value of the rental payments thereunder with the implicit rate of interest of such Synthetic Lease as the discount factor); (j) all Indebtedness of another entity to the extent such Person is liable therefor (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; (k) all Contingent Obligations of such Person with respect to Indebtedness of others; and (l) all mandatory obligations of such Person to purchase, redeem, retire or defease any Equity Interests in such Person or any other Person prior to June 20, 2022, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intellectual Property” means all U.S. and foreign (a) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) rights of publicity, (e) moral rights and rights of attribution and integrity, (f) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (g) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (h) all rights in the foregoing and in other similar intangible assets, (i) all applications and registrations for the foregoing, and (j) all rights and remedies against infringement, misappropriation, or other violation thereof.

“Intellectual Property Security Agreement” shall have the meaning attributed to such term in Section 5.20.

“Intercreditor Agreement” means the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of February 14, 2017, in substantially the form of Exhibit B-3, among the Collateral Agent, the Administrative Agent, the Technical Agent, the Purchasers, the Issuing Banks, the Lenders and the Note Parties, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” is defined in Section 8.9(a).

“Inventory” means all inventory (as such term is used in the UCC), goods and merchandise now owned and hereafter acquired by any Note Party, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or will be used or consumed in the business of any Note Party or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing any of them.

“Investment” means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, extension of credit or capital contribution to (or the transfer of Property having the effect of any of the foregoing), or the incurring of any Contingent Obligation in respect of the Indebtedness of, any Person (in each case other than accounts receivable arising in the ordinary course of business).  The amount of any Investment shall be determined as the initial cost of such investment and all additional costs of such Investment less the aggregate amount of all repayments of principal and returns of capital on such Investment; provided, that the amount of any Investment shall not be less than zero.

“Investment Grade Rating” means, with respect to any Person, the long term senior unsecured noncredit enhanced credit rating of which is BBB- or higher by S&P, if rated by S&P, Baa3 or higher by Moody’s, if rated by Moody’s, or BBB- or higher by Fitch, if rated by Fitch.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each Lender designated as an issuer of letters of credit under the Credit Agreement, in its capacity as an issuer of letters of credit thereunder.

“Joinder Agreement” means an agreement in substantially the form of Exhibit B-4 and otherwise in form and substance satisfactory to the Required Holders, executed by a Subsidiary of a Note Party in accordance with Section 9.15, pursuant to which such Subsidiary joins in the execution and delivery of any Security Document.

“Krimbill Parties” means Michael Krimbill, KrimGP2010, LLC, Krim2010, LLC and any trusts or family partnerships of Michael Krimbill and his family members established for estate planning purposes; provided, that KrimGP2010, LLC, Krim2010, LLC and such trusts or family partnerships are directly or indirectly controlled by Michael Krimbill.

“Leasehold Property” means any leasehold interest of any Note Party as lessee under any lease of a Real Property Asset.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender” means each lender party to the Credit Agreement on February 14, 2017, and each Eligible Assignee (as defined in the Credit Agreement) that shall become a party to the Credit Agreement pursuant to the terms thereof, in each case so long as such Person is a “Lender” under the Credit Agreement.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Lien” means, with respect to any asset of any Person, (a) any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor’s claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

“Major Permitted Business Expansion Project” means a Permitted Business Expansion Project with respect to which one or more Note Parties have made Capital Expenditures in excess of $5,000,000.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, assets (including the Collateral), operations or financial condition of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means (a) a material adverse change in or a material adverse effect on the business, assets (including the Collateral), operations or financial condition of the Note Parties (taken as a whole), (b) a material impairment of the ability of the Company or the Guarantors (taken as a whole) to perform any of their respective obligations under this

Agreement, the Notes or any other Note Document, or (c) the legality, validity, binding effect or enforceability of this Agreement, the Notes or any other Note Document, or (d) a material impairment of the rights of, remedies of or benefits available to the Secured Parties under this Agreement, the Notes or any other Note Document.

“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that either has a fair market value, or yields gross proceeds to the Note Parties in excess of $5,000,000.

“MFL Agreement” is defined in Section 10.20.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” means (a) a security instrument (whether designated as a deed of trust, a deed to secure debt, a mortgage, a leasehold mortgage, a leasehold deed of trust, a leasehold deed to secure debt, an assignment of leases and rents or by any similar title) executed and delivered by any Note Party in substantially the form of Exhibit B-5 annexed hereto, or in such other form as may be approved by the Collateral Agent, in each case with such changes thereto as may be recommended by the Collateral Agent’s local counsel based on local laws or customary local practices, and (b) at the Collateral Agent’s option, an amendment to an existing Mortgage, in form satisfactory to the Collateral Agent, adding any Real Property Assets to the Mortgaged Property encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.  “Mortgages” means all such instruments.

“Mortgage Policy” is defined in Section 9.17(a)(vii).

“Mortgaged Property” has the meaning specified for such term in Section 9.17(a).

“Multiemployer Plan” means a plan as defined in section 3(37) or section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Natural Gas” means natural gas and Natural Gas Liquids (including propane).

“Natural Gas Liquids” means liquid hydrocarbons, including as ethane, propane, butane, and pentane, that in each case, are extracted from field gas.

“Net Open Position” with respect to either Crude Oil, Natural Gas Liquids, Refined Petroleum Products and Renewable Products, as applicable, the number of barrels of such Product obtained by subtracting (a) the sum of (i) the number of barrels of such Product which the Note Parties have committed to buy, or can be required to buy, or will receive under a commodity contract, on a future date at a fixed price; and (ii) the number of barrels of such Product that the Note Parties have in Inventory from (b) the number of barrels of such Product that the Note Parties have committed to sell, or can be required to sell, or will deliver under a commodity contract, on a future date at a fixed price.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Credit Agreement Obligations and the Note Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Company).

“NFIP” is defined in Section 9.17(a)(iii).

“Note Documents” means this Agreement, the Notes, the Guaranty Agreement, the Security Documents, the Intercreditor Agreement, the Perfection Certificate and all other instruments, certificates and other documents now or hereafter executed and delivered by or on behalf of a Note Party pursuant to or in connection with any of the foregoing or any of the transactions contemplated hereby, and any and all amendments, supplements and other modifications to any of the foregoing.

“Note Obligations” means all of the monetary obligations owed by the Company or any Guarantor to any holder of Notes under the Note Agreement, the Notes, the Guaranty Agreement, the Security Documents or any other Note Document, and related agreements, documents, and instruments, including, without limitation (but for certainty without duplication), (a) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid Make-Whole Amount due with respect to, the Notes, and (b) any other unpaid amounts (including amounts in respect of fees, expenses, indemnification and reimbursement) due from the Company or any Guarantor under any of the Note Agreement, the Notes, the Guaranty Agreement, the Security Documents or any other Note Document.

“Note Parties” means the Company and the Guarantors.  “Note Party” means any one of such Note Parties.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate of a Financial Officer or of any other officer of the applicable Note Party whose responsibilities extend to the subject matter of such certificate.

“Organizational Documents” means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited partnership, the limited partnership agreement and certificate of limited partnership of such limited partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited liability company, the articles of organization or certificate of formation and regulations or limited liability company agreement of such limited liability company; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Note Document referring to such Organizational Document and any and all future modifications thereof.

“Original Closing” is defined in Section 3.

“Original Closing Date” is defined in Section 3.

“Partners’ Capital” means, as of the date of determination, the aggregate value of the capital accounts of the partners of the Company as shown on the Company’s consolidated balance sheet contained in the most recent financial statements delivered pursuant to Section 7.1.

“Patents” shall have the meaning specified for such term in the definition of “Intellectual Property.”

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Perfection Certificate” means a certificate dated as of the Original Closing Date, duly executed by the Note Parties and in form and substance satisfactory to each Purchaser, describing the Note Parties’ Properties owned or leased as of the Original Closing Date, and certifying to the other matters contained therein.

“Permitted Acquisition” means the acquisition by the Note Parties, in one or a series of related transactions, of all or substantially all of the assets of one or more Persons, or all of the Equity Interests of any Person, or assets constituting a separate line of business, division or operating location, or any other acquisition of assets classified as a “business combination” in accordance with GAAP, in each case by purchase, merger or otherwise; provided, that such transaction or series of related transactions is not otherwise prohibited by this Agreement and each of the following conditions are met:

(a)                                 the Note Parties comply with the requirements of Sections 9.15, 9.16 and 9.17 of this Agreement in connection with such Permitted Acquisition;

(b)           the assets acquired or the assets of the Person so acquired are free and clear of all Liens other than Liens permitted under Section 10.5;

(c)           any such Person acquired is organized in the United States or Canada;

(d)           the acquired assets, or the assets of the Person so acquired, are located in the United States or Canada and substantially all of such assets are energy-related and master limited partnership-qualified after giving effect to such Permitted Acquisition;

(e)           except for financing the portion of the purchase price attributable to acquired working capital assets, no Working Capital Revolving Loans are used to finance such acquisition or any costs, fees, expenses or other amounts related to such transaction or series of related transactions;

(f)            the holders of Notes shall have received at least five (5) Business Days (or such lesser period as is acceptable to Required Holders) prior to the applicable Acquisition Determination Date, (A) a certificate executed by a Responsible Officer of the Note Parties setting forth calculations demonstrating that immediately after giving effect to such Permitted Acquisition, the Note Parties are in pro forma compliance with the financial covenants set forth in Section 10.6, and (B) if an adjustment is being made to Consolidated EBITDA in connection with such acquisition, a copy of the acquisition model prepared by the Company; provided, however, the Company will additionally deliver (i) to the extent available, annual financial statements (including audited financial statements) for the business to be acquired prepared by the seller for the three year period prior to the Acquisition Determination Date, and (ii) to the extent available, financial statements for the most recent interim period prior to the Acquisition Determination Date;

(g)           no Note Party shall, in connection with any such transaction or series of related transactions, assume or remain liable with respect to any Indebtedness of the applicable sellers or the business, Person or assets acquired except to the extent permitted under Section 10.7;

(h)           all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable laws of all applicable Governmental Authorities;

(i)            the holders of Notes shall have received such further due diligence information as any such holder may reasonably request;

(j)            no Default or Event of Default then exists or would result therefrom; and

(k)           the acquisition is consensual and has been approved by the board of directors or other governing body of the Person so acquired.

“Permitted Affiliate Transactions” means any of the following:  (a) transactions between Note Parties; (b) customary directors’ fees, customary directors’ indemnifications and similar arrangements for officers and directors of the Note Parties entered into in the ordinary course of business, together with any payments made under any such indemnification arrangements; (c) customary and reasonable loans, advances and reimbursements to officers, directors and employees of the Note Parties for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (d) the incurrence of intercompany Indebtedness permitted pursuant to Section 10.7(d) and Contingent Obligations permitted pursuant to Section 10.7(e), (e) employment agreements and arrangements entered into with directors, officers and employees of the Note Parties in the ordinary course of business; (f) Cash Dividends permitted by Section 10.12(b); (g) other transactions, contracts or agreements existing on the date of the Restatement Effective Date and which are set forth on Schedule 10.1, together with any renewals and extensions of such existing transactions, contracts or agreements, so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in such existing transactions, contracts and agreements (or otherwise no less favorable to the Note Parties, as applicable); and (h) other transactions between a Note Party and any Person that is a seller in any Permitted Acquisition or an Affiliate of such a Person entered into prior to

(or in conjunction with the closing of) and as part of such Permitted Acquisition and such Person becomes a director, officer or employee of a Note Party as a result of such Permitted Acquisition.

“Permitted Business Expansion Project” means an expansion of the Note Parties’ business through the construction of fixed or capital assets provided each of the following conditions are met:

(a)           the assets of such expansion are acquired and owned by such Note Party free and clear of all Liens other than Liens permitted under Section 10.5 and (ii) pledged as Collateral pursuant to the terms of the Note Documents, and the Collateral Agent is granted a first priority, perfected Lien therein (subject, as to priority, only to Liens permitted under Section 10.5(d), (e) and (f));

(b)           substantially all of the acquired assets are master limited partnership-qualified energy-related assets after giving effect to such Permitted Business Expansion Project;

(c)           no Working Capital Revolving Loans are used to finance such expansion or any costs, fees, expenses or other amounts relating thereto;

(d)           the holders of Notes shall have received at least five Business Days (or such lesser amount as is acceptable to the Required Holders) prior notice of the proposed expansion, which notice shall include the following in connection with any project that involves a capital investment of $5,000,000 or more: (i) a description of the project and a summary financial analysis supporting the decision to undertake an expansion of the Note Parties’ business through construction of fixed or capital assets, and (ii) a certificate executed by a Responsible Officer of the Company setting forth calculations demonstrating (A) that immediately after giving effect to such Permitted Business Expansion Project, the Note Parties are in pro forma compliance with the financial covenants set forth in Section 10.6, and (B) the EBITDA attributable to the contracts to be acquired in connection with such project;

(e)           no Note Party, in connection with any such expansion, incurs or assumes any Indebtedness except to the extent permitted under Section 10.7(l);

(f)            all transactions in connection therewith shall be consummated in accordance with all applicable laws in all material respects of all applicable Governmental Authorities; and

(g)           no Default or Event of Default then exists or would result therefrom.

“Permitted Disposition” means a Disposition permitted by Section 10.2.

“Permitted Holder” means Michael Krimbill and each Krimbill Party, so long as such Krimbill Party is controlled, directly or indirectly, by Michael Krimbill.

“Permitted Indebtedness” means Indebtedness permitted by Section 10.7.

“Permitted Non-Compete Agreement” means an agreement entered into in connection with a Permitted Acquisition between one or more Note Parties and the relevant sellers and other related parties pursuant to which such Note Party agrees to pay a portion of the Acquisition Consideration for a Permitted Acquisition over time in exchange for non-compete, non-solicitation, confidentiality or other undertakings from such sellers and other related parties as part of such Permitted Acquisition; provided that such non-compete, non-solicitation, confidentiality or other undertakings shall be in form and substance satisfactory to the Collateral Agent in any case where the seller thereunder is granted a Lien over any asset of any Note Party.

“Permitted Non-Compete Indebtedness” shall mean Indebtedness consisting of deferred purchase price, seller notes, and other obligations owing to the sellers or related parties in connection with a Permitted Acquisition; provided, that (a) any such Indebtedness incurred in connection with any Permitted Acquisition shall not exceed 25% of the total Acquisition Consideration therefor, and (b) no such Indebtedness shall be payable over a period exceeding 10 years from the date of the initial closing date of such Permitted Acquisition.

“Permitted Non-Compete Liens” shall mean any Lien in favor of a seller or related party securing Permitted Non-Compete Indebtedness owing to such seller and/or related party in connection with a Permitted Acquisition; provided, that (a) such Lien may only attach to real Property and bulk storage tanks acquired from such seller or a related party in the Permitted Acquisition in connection with which such Permitted Non-Compete Indebtedness was incurred and no other Property, (b) the aggregate Fair Market Value of all real Property and bulk storage tanks subject to such Liens shall not, at any time, exceed 2.5% of Partners’ Capital, (c) the documentation relating to such Liens shall be in form and substance reasonably acceptable to the Required Holders, and (d) such real Property and bulk storage tanks shall be subject to second priority Liens (junior only to such Permitted Non-Compete Liens and to Liens permitted by Sections 10.5(d), (e) and (f)) and Mortgages in favor of the Collateral Agent.

“Permitted Term Indebtedness” is defined in Section 10.7(m).

“Permitted Term Indebtedness Agreement” means any indenture, note purchase agreement, credit agreement or other similar agreement by and among any Note Party, as issuer or borrower, and any trustee, agent, note purchaser or lender pursuant to which any Permitted Term Indebtedness is issued or incurred in accordance with Section 10.7(m), as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means any plan subject to Title IV of ERISA, other than a Multiemployer Plan, which is sponsored, maintained, or contributed to by any Note Party or any ERISA Affiliate of any Note Party or with respect to which any Note Party or any ERISA Affiliate of any Note Party is required to contribute or otherwise has any liability.

“PPSA” means the Personal Property Security Act (Alberta), as in effect from time to time.

“Product” has the meaning specified for such term in the Credit Agreement as in effect on February 14, 2017.

“Product Position Report” means a report in form and substance satisfactory to the Purchasers detailing inventory, derivative contracts on Product, including futures, and fixed price Product purchase and sale agreements.

“Prohibited Transaction” means any non-exempt transaction set forth in Section 406 of ERISA or section 4975 of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Prudential” means PGIM, Inc. and its successors.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers whose signatures appear at the end of the Existing Note Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Bank Product” means a Bank Product that at the time of entry into such product, was entered between a Note Party and a Qualified Counterparty.

“Qualified Counterparty” means any counterparty to a Hedging Agreement or Bank Product entered into between any Note Party and a Person that, at the time such Hedging Agreement or Bank Product was entered into, is a Lender or an Affiliate of a Lender; provided that any such Person that is not a Lender at such time shall be a “Qualified Counterparty” with respect to a Hedging Agreement or Bank Product solely to the extent such Person has delivered a duly executed Qualified Counterparty Joinder to the Technical Agent.

“Qualified Counterparty Joinder” means a joinder agreement executed and delivered by a counterparty to a Hedging Agreement in substantially the form of Exhibit O attached to the Credit Agreement.

“Qualified Hedging Agreement” means a Hedging Agreement that at the time of entry into the specific trade or execution of the applicable confirmation, was entered between a Note Party and a Qualified Counterparty, as determined by the Technical Agent in its discretion exercised in good faith.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarterly Unaudited Financial Statements” means the quarterly unaudited financial statements of the Company and its Subsidiaries, which statements shall include (a) a balance sheet as of the end of the respective fiscal quarter, (b) a statement of operations for such respective fiscal quarter and for the fiscal year to date setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and (c) a statement of cash flows for the fiscal year to date setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP and certified by a Financial Officer of the Company as fairly and accurately presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries, on a consolidated basis, at the dates and for the periods indicated therein, subject to normal year-end adjustments.  The Quarterly Unaudited Financial Statements for the Note Parties shall be prepared on a consolidated basis and shall also include business line financial statements prepared in reasonable detail.

“Ratable Portion” shall mean, with respect to any prepayment of Notes pursuant to Section 8.4, a portion of all Net Proceeds of the applicable Disposition or incurrence of Indebtedness, as the case may be, referred to in such Section equal to the percentage equivalent of a fraction, (i) the numerator of which is the aggregate outstanding principal amount of the Notes immediately prior to such prepayment and (ii) the denominator of which is the sum of (a) the aggregate outstanding principal amount of the Notes at such time plus (b) the outstanding principal amount of loans outstanding under the Credit Agreement at such time.

“Real Property Asset” means, at any time of determination, any fee ownership or leasehold interest of any Note Party in or to any real Property.

“Receivables” means and include all of the accounts, instruments, documents, chattel paper and general intangibles of the Note Parties, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Collateral Agent.

“Refinancing Indebtedness” means any Indebtedness of the Note Parties issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person, provided, that:

(a)           the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, and (ii) the reasonable and customary transactional costs and expenses incurred by the Note Parties in connection with incurring such Refinancing Indebtedness;

(b)           the interest rate or rates to accrue under such Refinancing Indebtedness reflect current market rates available to similarly situated borrowers in substantially similar financings to the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

(c)           the maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, collateral security provisions (or absence thereof) and other terms of such Refinancing Indebtedness are in each case, as determined by the Required Holders in their reasonable discretion, substantially the same as, or more favorable to the applicable Note Party as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

(d)           no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

“Refined Petroleum Products” means product from the refining of crude oil, including diesel fuel, gasoline, jet fuel and other heavier fuel oils but excluding Natural Gas Liquids.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Renewable Products” means fuels produced from renewable resources, including biodiesel and ethanol.

“Reportable Event” means a “reportable event” as defined in Section 4043(c) of ERISA, excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation.

“Required Holders” means at any time on or after the Restatement, the holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Reset Event” is defined in Section 8.9(b).

“Responsible Officer” means, with respect to any Person, the chief executive officer, chief operating officer, president, chief financial officer, treasurer, controller, or general counsel (if any) of such Person.

“Restatement” is defined in Section 3.

“Restatement Effective Date” is defined in Section 3.

“Risk Management Policy” means the policies, operating procedures and limits of the Company and its Subsidiaries designed to minimize the firm’s financial exposure to various risks as noted in the policies attached as Schedule 9.12 as approved by the board of directors (or other equivalent governing body) of the Company and as set forth on Schedule 9.12 as modified from time to time.

“S&P” means S&P Global Ratings Inc., a division of The McGraw-Hill Companies, Inc.  or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Credit Agreement Obligations” means the Credit Agreement Obligations; provided, that the Secured Credit Agreement Obligations shall exclude Credit Agreement Obligations arising from Qualified Hedging Agreements and Qualified Bank Products to the extent that the aggregate amount of such Credit Agreement Obligations arising from Qualified Hedging Agreements and Qualified Bank Products exceeds $300,000,000.

“Secured Obligations” has the meaning specified in the Intercreditor Agreement.

“Secured Party” means each holder of a Note, the Collateral Agent, the Administrative Agent, the Technical Agent, each Issuing Bank, each Lender, each Qualified Counterparty and in each case their respective successor and permitted assigns; provided that, in the case of a permitted assignee of a Qualified Counterparty, such assignee shall be acceptable to the Technical Agent and shall have executed a Qualified Counterparty Joinder.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement dated as of February 14, 2017, in substantially the form of Exhibit B-6, among the Note Parties and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time (including, without limitation, by any Joinder Agreement or by any other supplement thereto executed and delivered after February 14, 2017 pursuant to Section 9.15 in order to effect the joinder of any additional Guarantor).

“Security Documents” means the Security Agreement, all related financing statements and any and all other agreements, security agreements, pledge agreements, collateral assignments, Intellectual Property Security Agreements, Mortgages, chattel mortgages, Control Agreements, guaranties, assignments of income, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered as security for the payment and performance of the Note Obligations and the Secured Credit Agreement Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Secured Indebtedness” means, at any time, the Total Indebtedness that is not subordinated in right of payment to the Secured Obligations and which is secured by a Lien on any assets or property of any Note Party or any Subsidiary of any Note Party.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Source” is defined in Section 6.2.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Business Entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Business Entity of which Equity Interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Super-Majority Holders” means at any time the holders of at least 80% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swingline Loans” shall have the meaning specified for such term in the Credit Agreement, and shall include any replacement or additional revolving swingline facility under the Credit Agreement that constitutes the primary swingline facility of the Note Parties.

“Synthetic Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

“Technical Agent” means Deutsche Bank AG, New York Branch, in its capacity as technical agent pursuant to the Credit Agreement or any successor technical agent appointed pursuant to the provisions thereof.

“Test One Failure” shall mean, at any time, (i) the failure of the Company to deliver its quarterly or annual financial statements and accompanying certificates to the holders of the Notes within the time period and otherwise as required by Sections 7.1 and 7.2 or (ii) the existence of a Leverage Ratio (measured quarterly as of the end of each fiscal quarter) which is greater than 4.25 to 1.00.

“Test Two Failure” shall mean, at any time, the existence of a Leverage Ratio (measured quarterly as of the end of each fiscal quarter) which is greater than 4.50 to 1.00.

“Title Company” means Chicago Title Insurance Company or one or more other title insurance companies reasonably satisfactory to the Collateral Agent.

“Total Indebtedness” means, at any date, all Indebtedness of the Note Parties and their Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, that Total Indebtedness shall exclude (a) all Hedging Obligations not then due and owing, (b) any contingent reimbursement obligations (including obligations representing the aggregate amount then available for drawing under all Letters of Credit), and (c) the outstanding amount of Working Capital Revolving Loans and Swingline Loans owed to Working Capital Revolving Lenders; provided that the aggregate amount of Indebtedness excluded from Total Indebtedness pursuant to this clause (c) shall not exceed $1,100,000,000.

“Trademarks” shall have the meaning specified for such term in the definition of “Intellectual Property.”

“Trigger Event” shall mean the occurrence of a Test One Failure or Test Two Failure; provided, however, that, upon the occurrence of a Test One Failure or Test Two Failure, a Trigger Event shall be deemed to occur on the date upon which the Company delivers its quarterly or annual financial statements and accompanying certificates demonstrating the occurrence of a Test One Failure or Test Two Failure as required by Sections 7.1 and 7.2 or fails to deliver its quarterly or annual financial statements and accompanying certificates as required by Sections 7.1 and 7.2, as the case may be.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Working Capital Revolving Lenders” shall have the meaning specified for such term in the Credit Agreement, and shall include the lenders providing any replacement or additional revolving credit facility under the Credit Agreement that constitutes the primary working capital facility of the Note Parties.

“Working Capital Revolving Loans” shall have the meaning specified for such term in the Credit Agreement, and shall include any replacement or additional revolving credit facility under the Credit Agreement that constitutes the primary working capital facility of the Note Parties.

[SCHEDULES]

[FORM OF NOTE]

NGL ENERGY PARTNERS LP

6.65% SENIOR SECURED NOTE DUE JUNE 19, 2022

No. [ ]	[Date]
$ [ ]	PPN 62913M A*8

FOR VALUE RECEIVED, the undersigned, NGL ENERGY PARTNERS LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on June 19, 2022 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of 6.65% per annum plus any additional amount as required pursuant to Section 8.9 of the below described Note Purchase Agreement from the date hereof, payable quarterly, on the 19th day of March, June, September and December in each year, commencing with the March, June, September and December next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.65% plus any additional amount as required pursuant to Section 8.9 of the below described Note Purchase Agreement or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place in the State of New York as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement dated March 31, 2017 with an effective date as of December 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective holders named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1

(to Amended and Restated Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

This Note is guaranteed by the Guarantors pursuant to the Guaranty Agreement, and this Note is secured by the Security Documents.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NGL ENERGY PARTNERS LP

By
[Title]

2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE NOTE PARTIES

Matters To Be Covered in

Opinion of Special Counsel to the Note Parties

1.             Each Delaware Note Party being validly existing and in good standing in its jurisdiction of formation.

2.             The Company having requisite organizational power and authority to issue and sell the Notes and to execute, deliver and perform the Agreement, the Notes and each other Note Document to which it is a party.

3.             Each other Delaware Note Party having requisite organizational power and authority to execute, deliver and perform the Note Documents to which it is a party.

4.             Due authorization, execution and delivery of the Note Documents and such documents being legal, valid, binding and enforceable.

5.             Execution, delivery and performance of Note Documents not conflicting with charter documents, laws, rules or regulations, or other specified material agreements.

6.             All governmental and third party consents required to issue and sell the Notes and to execute, deliver and perform the Note Documents having been obtained.

7.             No litigation questioning validity of Note Documents.

8.             The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

8.             No violation of Regulations T, U or X of the Federal Reserve Board.

9.             No Note Party being an “investment company” under the Investment Company Act of 1940, as amended.

10.          The Security Documents creating valid security interests in that portion of the collateral in which a security interest can be created under the UCC.

11.          The filing of the financing statements perfecting the security interests described in paragraph 10 above insofar as such security interests may be perfected by filing.

The opinion shall be limited to matters governed by the federal laws of the United States of America and the laws of the States of New York and Delaware and shall expressly state that it is delivered at the request of the Company pursuant to Section 4.4(a) of the Note Agreement and may be relied upon by all current and subsequent holders of Notes and by Baker Botts L.L.P. for purposes of rendering their opinion under the Agreement.

Exhibit 4.4(b)

(to Amended and Restated Note Purchase Agreement)

FORM OF OPINION OF LOCAL COUNSEL

TO CERTAIN NOTE PARTIES

Matters To Be Covered in

Opinion of Local Counsel to certain Note Parties

1.             Applicable Note Party being validly existing and in good standing in its jurisdiction of formation (the “State”).

2.             Each other Note Party having requisite organizational power and authority to execute, deliver and perform the Note Documents to which it is a party.

3.             Due authorization, execution and delivery of the Note Documents to which applicable Note Party is a party.

4.             Execution, delivery and performance of the Note Documents to which the applicable Note Party is a party not conflicting with charter documents or laws, rules or regulations of the State.

5.             All governmental consents in the State required to execute, deliver and perform the Note Documents to which the applicable Note Party is a party having been obtained.

6.             The filing of the financing statements (or similar document) in the State perfecting the security interests granted under the Security Agreement insofar as such security interests may be perfected by filing.

The opinion shall be limited to matters governed by the laws of the State and shall expressly state that it is delivered at the request of the Company pursuant to Section 4.4(b) of the Note Agreement and may be relied upon by all current and subsequent holders of Notes and by Baker Botts L.L.P. for purposes of rendering their opinion under the Agreement.

2

Exhibit 5.20(a)

Form of Patent Security Agreement

(see attached)

Exhibit 5.20(a)

(to Amended and Restated Note Purchase Agreement)

Exhibit 5.20(b)

Form of Trademark Security Agreement

(see attached)

Exhibit 5.20(b)

(to Amended and Restated Note Purchase Agreement)

Exhibit 5.20(c)

Form of Copyright Security Agreement

(see attached)

Exhibit 5.20(c)

(to Amended and Restated Note Purchase Agreement)

Exhibit B-1

Form of Compliance Certificate

(see attached)

Exhibit B-1

(to Amended and Restated Note Purchase Agreement)

Exhibit B-2

Form of Guaranty Agreement

(see attached)

Exhibit B-6

(to Amended and Restated Note Purchase Agreement)

Exhibit B-3

Form of Intercreditor Agreement

(see attached)

Exhibit B-6

(to Amended and Restated Note Purchase Agreement)

Exhibit B-4

Form of Joinder Agreement

(see attached)

Exhibit B-6

(to Amended and Restated Note Purchase Agreement)

Exhibit B-5

Form of Mortgage

(see attached)

Exhibit B-6

(to Amended and Restated Note Purchase Agreement)

Exhibit B-6

Form of Security Agreement

(see attached)

Exhibit B-6

(to Amended and Restated Note Purchase Agreement)